Exhibit 4.2

AUTHORIZED PARTICIPANT AGREEMENT

AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) dated as of [●] among: (i) [●], a company organized under the laws of [●] (the “Authorized Participant”); (ii) Grayscale Investments Sponsors, LLC, except as otherwise specified herein, acting in its capacity as sponsor (the “Sponsor”) of each trust listed on Schedule V attached hereto, as the same may be amended from time to time by the Sponsor (each, the applicable “Trust” when referred to throughout the remainder of this Agreement), created under Delaware law pursuant to its applicable declaration of trust and trust agreement listed on Schedule V attached hereto between the CSC Delaware Trust Company acting in its capacity as Trustee (the “Trustee”) and the Sponsor (each, the applicable “Trust Agreement” when referred to throughout the remainder of this Agreement); and (iii) subject to its acceptance hereof, The Bank of New York Mellon, a New York Banking corporation acting in its capacity as transfer agent (the “Transfer Agent”) of the Trust.

R E C I T A L S

A. Pursuant to the provisions of the Trust Agreement, the Trust may from time to time issue or redeem equity securities representing common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust (“Shares”), in each case only in aggregate amounts of 10,000 Shares (such block of 10,000 shares, a “Basket”), and integral multiples thereof, and only in transactions with a party who, at the time of the transaction, shall have signed and entered into an effective Authorized Participant Agreement with the Trust.

B. [●] has requested to become an “Authorized Participant” with respect to the Trust (as such term is defined in the Trust Agreement), and the Sponsor and the Distributor (as such term is defined in the Trust Agreement) have agreed to such request. Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Baskets of Shares or to sell or offer to sell Shares.

C. The parties hereto acknowledge and agree that, at present, the Trust may only create and redeem Shares pursuant to Cash Orders (as defined herein). Unless and until NYSE Arca (as defined herein) shall have obtained necessary regulatory approval from the U.S. Securities and Exchange Commission (“SEC”) to amend its listing rules to permit the Trust to create and redeem Shares pursuant to In-Kind Orders (as defined herein) (the “In-Kind Regulatory Approval”), the procedures described herein under Section 8, and any other references to In-Kind Orders, shall not be operative, and Shares shall only be created and redeemed by the Trust in a manner that is consistent with the following concepts:

1.
The Authorized Participant will deliver only cash to create Shares and will receive only cash when redeeming Shares;
2.
The Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive Digital Assets as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving Digital Assets as part of the creation or redemption process;

3.
The Trust will create Shares by receiving Digital Assets from a third party that is not the Authorized Participant, and the Sponsor (and in any event not the Authorized Participant) is responsible for selecting the third party to deliver the Digital Assets;
4.
The third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the Digital Assets to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the Digital Asset to the Trust;
5.
The Trust will redeem Shares by delivering Digital Assets to a third party that is not the Authorized Participant, and the Sponsor (and in any event not the Authorized Participant) is responsible for selecting the third party to receive the Digital Assets; and
6.
The third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the Digital Assets from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the Digital Asset from the Trust.

D. Upon the In-Kind Regulatory Approval (and not before such time), notice of which shall be provided by the Sponsor to the Authorized Participant, the Authorized Participant may designate others, including affiliates or its agents (each, an “AP Designee” and collectively, “AP Designees”), to perform certain functions in this Agreement on behalf of the Authorized Participant, such as transferring, delivering and/or receiving Digital Assets. To the extent In-Kind Regulatory Approval is obtained and the Authorized Participant is under an obligation to transfer, deliver or receive Digital Assets under this Agreement (including any schedule or attachment hereto) or makes any representation, warranty or covenant related to such obligation, that obligation may be performed by, and that representation, warranty or covenant may be made by, its AP Designee, not the Authorized Participant, provided that for the avoidance of doubt, the Authorized Participant shall be fully liable for any failure of any AP Designee to perform such obligation or make such representation, warranty or covenant.

E. The Sponsor may designate Grayscale Securities, LLC or any other party, including affiliates or its agents, which may include the Trust (such party, the “Sponsor Agent”), to perform certain functions in this Agreement, such as transferring, delivering and/or receiving cash in connection with the creation or redemption of Shares. Where the creation or redemption of Shares requires the transfer, delivery or receipt of cash under this Agreement (including any schedule or attachment hereto), that obligation shall be performed by, and any applicable representation, warranty or covenant shall be made by, the Sponsor Agent, not the Sponsor, provided that for the avoidance of doubt, (i) any such action taken by the Sponsor or any Sponsor Agent shall be taken solely to facilitate Cash Orders and, except in the case of Alternate Cash Orders (as defined herein), shall not be actions taken on behalf of the Trust, and (ii) the Trust shall have no responsibility or liability for any such action (or any failure to take such action) or for such representation, warranty or covenant.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, hereto, intending to be legally bound, agree as follows:

Section 1.
Procedures. The Authorized Participant will create or redeem Baskets of Shares of the Trust in compliance with procedures provided in the Trust Agreement as supplemented by the Creation and Redemption Procedures attached to this Agreement as Schedule I (such procedures, as the same may be amended or modified from time to time with notice to the Authorized Participant and in compliance with the provisions hereof and thereof, the “Procedures”), using either (i) the form attached thereto as Annex I-A or in such other formats as may be agreed to by the parties (in the case of an order to create one or more Baskets, a “Creation Order”, in the case of an order to redeem one or more Baskets, a “Redemption Order” and, collectively, “Orders”) or (ii) through the Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached thereto as Annex I-B. All Orders shall be placed and executed in accordance with the Trust Agreement as supplemented by the Procedures. Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Procedures or, if not defined in the Procedures, the Standard Terms for this Agreement, which are attached hereto as Schedule II (the “Standard Terms”).
Section 2.
Incorporation of Procedures and Standard Terms. The Procedures and the Standard Terms are hereby incorporated by reference into, and made a part of, this Agreement.
Section 3.
Conflicts Rules. In case of any inconsistency between the provisions of this Agreement and the Trust Agreement, the provisions of this Agreement shall control. In case of inconsistency between the Standard Terms and any other provision of this Agreement, the latter will control. To the extent there is a conflict between this Agreement, the Procedures or the Standard Terms and the Prospectus (as defined in the Standard Terms), the Prospectus shall control.
Section 4.
Authorized Representatives. Pursuant to Section 2.01 of the Standard Terms, attached hereto as Schedule III is a certificate listing the Authorized Representatives of the Authorized Participant.
Section 5.
Covenants of the Authorized Participant. The Authorized Participant covenants and agrees:
(a)
The Authorized Participant is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Authorized Participant will maintain such registration and membership in good standing and any other registration, qualification or membership in good standing applicable to it or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(b)
Subject to In-Kind Regulatory Approval, if the Authorized Participant will participate in In-Kind Orders, the Authorized Participant hereby represents, covenants and warrants that at such time, it or an AP Designee will maintain a digital wallet address that is previously known to the Custodian as belonging to the Authorized Participant or its AP Designee (an “Authorized Participant Self-Administered Account”). If there is any change in the foregoing, the Authorized Participant shall give immediate notice to the Sponsor of such event.
(c)
The Authorized Participant hereby acknowledges and agrees that some activities on its or any AP Designee’s part, depending on the circumstances and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a Money Services Business, as such term is defined by the Financial Crimes Enforcement Network, a bureau of the United States Department of the Treasury responsible for the federal regulation of Money Services Businesses, including certain virtual currency market participants. The Authorized Participant agrees to consult its own counsel in connection with entering into this Agreement and transacting in Digital Assets to determine if it must register with the Financial Crimes Enforcement Network as a Money Services Business.
(d)
Each of the Authorized Participant and any AP Designee has policies and procedures reasonably designed to comply with the money laundering and related provisions of the Currency and Foreign Transactions Reporting Act of 1970 (also known as the “Bank Secrecy Act”), the United States Money Laundering Control Act of 1986, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated under each, in each case, as amended from time to time (all such laws and regulations collectively, “AML Laws”).
(e)
None of the Authorized Participant, any AP Designee, nor any of their subsidiaries nor any of their respective directors, officers, employees or agents is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are, (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, as of the date of this Agreement and without limitation, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the Crimea region, Cuba, Iran, North Korea and Syria).

Each of the Authorized Participant and the AP Designees shall act in a manner consistent with all applicable AML Laws, the United States Foreign Corrupt Practices Act of 1977 as amended, the UK Bribery Act 2010 and other applicable anti-corruption laws (the “Anti-Corruption Laws”) and Sanctions. In furtherance of such efforts, the Authorized Participant and its AP Designees shall not mention the Trust, or send any materials related to the Trust, to any prospective investor, or accept any contribution or payment in connection with an investment in the Trust (including, without limitation, any Creation and Redemption transactions with the Trust) by any prospective investor, unless the Authorized Participant or any AP Designee, as applicable, has no knowledge or reason to believe that: (i) any cash or property or, subject to In-Kind Regulatory Approval, Digital Assets, that would be paid to the Authorized Participant in connection with an investment in the Trust, would be derived from, or related to, any activity that would violate, or cause the Authorized Participant, any of its AP Designees (as applicable), the Trust, the Sponsor or the Sponsor Agent to be in violation of, any United States law or any other applicable law, including AML Laws, Anti-Corruption Laws, Sanctions or otherwise; or (ii) any contribution or payment to the Authorized Participant in connection with an investment in the Trust by such prospective investor would cause the Authorized Participant, any of its AP Designees (as applicable), the Trust, the Sponsor or the Sponsor Agent to be in violation of AML Laws, Anti-Corruption Laws or Sanctions.

(f)
The Authorized Participant hereby represents, covenants and warrants that it has all requisite authority, under applicable federal or state law, the rules and regulations of any regulatory or self-regulatory organization to which it is subject and its certificate of incorporation, formation or limited liability company operating agreement or other organizational document to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.
(g)
The Authorized Participant hereby represents, covenants and warrants that it and its AP Designees will maintain such registration and membership in good standing and any other registration, qualification or membership in good standing applicable to it or its AP Designees or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant and the AP Designees will comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder.
(h)
The Authorized Participant hereby represents, covenants and warrants that, subject to In-Kind Regulatory Approval, any Authorized Participant Self-Administered Accounts that it or its AP Designee, if applicable, maintains (i) will be dedicated exclusively for Creation and Redemption transactions with the Trust and (ii) will be active at the time of a Creation or Redemption transaction with the Trust.
(i)
The Authorized Participant hereby represents, covenants and warrants that, subject to In-Kind Regulatory Approval, the aforementioned Authorized Participant Self-Administered Accounts will be managed and maintained by the Authorized Participant or the AP Designee on behalf of the Authorized Participant to facilitate and fulfill the duties dedicated for the Creation and Redemption of Basket Shares with the Trust.
(j)
The Authorized Participant hereby represents, covenants and warrants that there are no actions, grievances, proceedings (including, without limitation, arbitration proceedings), orders, inquiries or claims pending, or to the Authorized Participant’s knowledge, threatened against or affecting it or any of its or its AP Designee’s employees (in his or her capacity as such) by the SEC, FINRA or any other regulatory or self-regulatory organization that would affect the Authorized Participant’s ability to fulfill its obligations hereunder.
(k)
The Authorized Participant hereby covenants and agrees that it shall promptly notify the Sponsor in the event that it or its AP Designee is not in compliance with any of the representations and warranties set forth in clauses (a) through (j) above.

Section 6.
[Reserved]
Section 7.
Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by (i) personal delivery, (ii) postage prepaid registered or certified United States first class mail, return receipt requested, (iii) overnight traceable mail (e.g., Federal Express), (iv) facsimile, (v) electronic mail (e-mail) or (vi) similar means of same day delivery. Any notice or other communication required by this Agreement shall be deemed to be duly received (i) if via personal delivery, at the time when it was delivered; (ii) if via postage prepaid registered or certified United States first class mail, return receipt requested or overnight traceable mail (e.g., Federal Express), at the time when that mail is delivered; (iii) if via facsimile, at the time when the transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine); (iv) if via electronic mail (e-mail), at the time that electronic message is received; except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day or (v) via similar means of same day delivery, on the date actually sent or on the first Business Day after such notice is sent via reputable overnight courier. Unless otherwise notified in writing, all notices to the Transfer Agent, Sponsor and Authorized Participant shall be directed to the address, e-mail address or facsimile number indicated below:
(vii)
If to the Transfer Agent:

The Bank of New York Mellon

Attn: ETF Services

240 Greenwich St.

New York, NY 10286

Telephone: (212) 635-6314

E-Mail: ETFservicesGrayscale@bnymellon.com

(viii)
If to the Sponsor:

Grayscale Investments Sponsors, LLC

Attn: Edward McGee

290 Harbor Drive, 4th Floor

Stamford, CT 06902

Telephone: (212) 668-1427

E-Mail: ETFs@grayscale.com

(ix)
If to the Authorized Participant:

[ ]

[ ]

[ ]

Telephone: [ ]

E-mail: [ ]

or such other address as any of the parties hereto shall have communicated in writing to the remaining parties in compliance with the provisions hereof.

Section 8.
In-Kind Orders. Subject to In-Kind Regulatory Approval, the following procedures apply to creations or redemptions in which the Authorized Participant or its AP Designees will deliver Digital Asset from, or receive Digital Asset in, an Authorized Participant Self-Administered Account (“In-Kind Orders”). EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT DIGITAL ASSET TRANSFERS MAY BE IRREVERSIBLE.
(a)
The Authorized Participant shall provide the Sponsor or its delegates with one or more Authorized Participant Self-Administered Accounts maintained by the Authorized Participant or its AP Designee. If the Authorized Participant becomes unable to continue to provide the Sponsor with at least one Authorized Participant Self-Administered Account, the Authorized Participant shall give immediate notice to the Sponsor of such event.
(b)
Any Digital Assets to be transferred in connection with any Creation Order or Redemption Order shall be transferred between an Authorized Participant Self-Administered Account and the Digital Asset Account (as defined in the Procedures) in accordance with the Procedures for Authorized Participants participating in In-Kind Orders.
(c)
The Authorized Participant acknowledges and agrees that (i) it or its AP Designee has the computer hardware, software and technological knowhow required to transact in Digital Assets; and (ii) it or its AP Designee is responsible for confirming the accuracy of any Account (as defined below) it is provided or that it provides in connection with any Creation Order or Redemption Order pursuant to this Agreement.
(d)
None of the Authorized Participant(s) or any AP Designee will receive fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust in connection with any Order.
(e)
To the extent that the Authorized Participant (or its AP Designee) or the Sponsor (or its Sponsor Agent) or Custodian provide information in connection with the transactions contemplated hereby, such party is solely responsible for any loss that arises out of another party’s actions in strict conformity with such information.
Section 9.
In-Cash Orders. The following procedures apply to creations or redemptions other than In-Kind Orders (“Cash Orders”). EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT DIGITAL ASSET TRANSFERS MAY BE IRREVERSIBLE.
(a)
The Authorized Participant shall provide the Transfer Agent or its delegates with one or more bank accounts from which or into which funds may be deposited in connection with Orders.
(b)
The Sponsor or its delegates shall identify to the Custodian one or more Digital Asset wallet addresses from a Digital Asset wallet software provider or with a third-party provider of Digital Asset wallets belonging to liquidity providers that (i) will be dedicated exclusively for Creation and Redemption transactions with the Trust, (ii) is previously known to the Custodian (or the Sponsor or its delegates) and (iii) is currently active at the time of a Creation or Redemption transaction with the Trust (each, a “Liquidity Provider Account” and, together with each Digital Asset Account and Authorized Participant Self-Administered Account, an “Account”). If the Sponsor is unable to identify at least one Liquidity Provider Account, the Sponsor shall promptly notify the Authorized Participant and Cash Orders shall not be accepted until such time as at least one Liquidity Provider Account is identified to the Custodian.
(c)
Any Digital Assets to be transferred in connection with any Creation Order or Redemption Order shall be transferred between a Liquidity Provider Account and the Digital Asset Account in accordance with the Procedures for Cash Orders.
(d)
The Sponsor acknowledges and agrees that (i) the relevant liquidity provider has the computer hardware, software and technological knowhow required to transact in Digital Assets; and (ii) it is responsible for confirming the accuracy of all Accounts it is provided and that it or the relevant liquidity provider provides in connection with any Creation Order or Redemption Order pursuant to this Agreement.
(e)
The Authorized Participants will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust in connection with Creation Orders and Redemption Orders.
(f)
To the extent that the Authorized Participant, Sponsor or Custodian provide information in connection with the transactions contemplated hereby, such party is solely responsible for any loss that arises out of another party’s actions in strict conformity with such information.
(g)
(1) In the case of any Cash Order other than an Alternate Cash Order, each of the parties hereto hereby acknowledges and agrees that the Sponsor and the Transfer Agent, in taking any action contemplated herein to facilitate any transaction in which cash is delivered to or received by any Person, including in exchange for Digital Asset, whether by the Authorized Participant or a liquidity provider, as applicable, or as consideration for any agreement to deliver (or cause to be delivered) Digital Asset to the Trust or any other Person (each, a “Cash Transaction”), are not acting, and are not authorized to act, for or on behalf of the Trust. For the avoidance of doubt, neither the Trust nor any of its agents or representatives (in their capacities as such) shall be party to, or have any direct or indirect liability for, any such Cash Transaction, any actions of (or failures to act by) the Sponsor, the Transfer Agent, the Authorized Participant or any liquidity provider in connection with any such Cash Transaction, or any claims, losses, judgments, liabilities or expenses sustained in connection with any such Cash Transaction; provided that, without limiting the foregoing, the Trust agrees to (i) accept Digital Asset from a Liquidity Provider Account in connection with the issuance of Shares to the Authorized Participant or (ii) deliver Digital Asset to a Liquidity Provider Account in connection with the delivery of Shares to the Trust by the Authorized Participant, in each case, pursuant to the procedures applicable to Cash Orders (other than Alternate Cash Orders).

(2) In the case of any Alternate Cash Order, the Sponsor and the Authorized Participant hereby agree, as a condition to the participation in the consummation of any such Alternate Cash Order, (A) to fully (and without exception) exculpate the Trust with respect to, and to irrevocably waive any and all claims against the Trust or the Trust Estate (as defined in the Trust Agreement) arising from or in connection with, such Alternate Cash Order and (B) to fully indemnify and hold the Trust harmless against (x) any breach by such person of any provision of this Agreement; (y) any failure on the part of such person to perform any of its obligations set forth in this Agreement; and (z) any failure by such person to comply with applicable laws, including, without limitation, rules and regulations of any regulatory or self-regulatory organizations in relation to its role under this Agreement. Without limiting the foregoing, the Trust agrees to (i) (x) accept cash from the Authorized Participant and deliver cash to the applicable liquidity provider and (y) accept Digital Asset from a Liquidity Provider Account, in each case of this clause (i), in connection with the issuance of Shares to the Authorized Participant or (ii) (x) accept cash from the applicable liquidity provider and deliver cash to the Authorized Participant and (y) deliver Digital Asset to a Liquidity Provider Account, in each case of this clause (ii), in connection with the delivery of Shares to the Trust by the Authorized Participant for redemption, and in each case of clause (i) or (ii), pursuant to the procedures applicable to Alternate Cash Orders.

Section 10.
Effectiveness and Amendment. This Agreement shall become effective upon execution and delivery by each of the parties hereto. This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes any prior agreement between or among the parties concerning the matters governed hereby. This Agreement (including the Standard Terms) may not be amended without the written consent of all parties. Notwithstanding the foregoing, however, the Procedures may be amended by the Transfer Agent and the Sponsor from time to time without the consent of the Authorized Participant by the following procedure: the Transfer Agent or the Sponsor will send a copy of the amendment to the Authorized Participant in compliance with the notice provisions of this Agreement; if the Authorized Participant does not object in writing to the amendment within fifteen (15) Business Days after receipt of the proposed amendment, the amendment will become part of this Agreement in accordance with its terms; provided, however, that any amendments to the Procedures shall not apply retroactively to Orders submitted prior to the effectiveness of such amended Procedures as set forth herein. Titles and section headings in this Agreement (and in the Standard Terms and the Procedures) are included solely for convenient reference and are not a part of this Agreement.
Section 11.
Termination. This Agreement may be terminated at any time by any party upon sixty (60) days prior written notice delivered in the manner prescribed in Section 7 hereof to the other parties and may be terminated earlier by any party hereto at any time on the event of a material breach by any other party hereto of any provision of this Agreement (including, without limitation, the Standard Terms). For the avoidance of doubt, if the Sponsor determines that the Authorized Participant or its AP Designee has breached the provisions of Sections 5(a) and 5(d) through 5(f), the Sponsor and the Transfer Agent have the authority to terminate the Authorized Participant’s role in this Agreement.
Section 12.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
Section 13.
Assignment. Except as otherwise expressly set forth herein, no party to this Agreement shall assign any rights, or delegate the performance of any obligations, arising hereunder without the prior written consent of the other parties hereto, which shall not be unreasonably withheld, provided that any entity into which a party hereto may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which a party hereunder shall be a party, shall be the successor of such party hereunder without further action. The party resulting from any such merger, conversion, consolidation or succession shall promptly notify the other parties hereto of the change. Any purported assignment or delegation in violation of these provisions shall be null and void. Notwithstanding the foregoing, any successor Transfer Agent appointed in compliance with the Trust Agreement shall automatically become a party hereto and shall assume all the obligations of, and be entitled to all the rights and remedies of, the Transfer Agent hereunder with respect to the Trust.
Section 14.
No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
Section 15.
Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 16.
Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or any governmental or regulatory (including stock exchange) body, agency, court, commission, instrumentality, authority or other legislative, executive or judicial entity (each, a “Governmental Entity”) to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.
Section 17.
Waiver of Compliance. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof by a written instrument signed by the party granting such waiver, provided, however, that any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or give rise to any claim of estoppel with respect to, any subsequent or other failure hereunder.

Section 18.
Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Trust or the Sponsor and the Authorized Participant set forth in, or made pursuant, to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Authorized Participant, the Trust, the Sponsor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 11, the respective obligations of the Trust, the Sponsor and the Authorized Participant pursuant to Article 6 of the Standard Terms shall remain in effect, and if any Shares have been purchased hereunder, the representations and warranties in Section 5 hereof and Article 5 of the Standard Terms shall also remain in effect.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date set forth above.

[●], as Authorized Participant
By:
Name:
Title:

GRAYSCALE INVESTMENTS SPONSORS, LLC, as Sponsor
By:
Name:
Title:

Accepted by: THE BANK OF NEW YORK MELLON, as Transfer Agent
By:
Name:
Title:

SCHEDULE I - CREATION AND REDEMPTION PROCEDURES

TABLE OF CONTENTS - SCHEDULE I

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions

Section 1.02 Interpretation

ARTICLE II CREATION PROCEDURES

Section 2.01 Creation of Shares Pursuant to In-Kind Orders

Section 2.02 Creation of Shares Pursuant to Cash Orders

Section 2.03 Creation of Shares Pursuant to Alternate Cash Orders

Section 2.04 Suspension or Rejection of Creation of Shares

ARTICLE III REDEMPTION PROCEDURES

Section 3.01 Redemption of Shares Pursuant to In-Kind Orders

Section 3.02 Redemption of Shares Pursuant to Cash Orders

Section 3.03 Redemption of Shares Pursuant to Alternate Cash Orders

Section 3.04 Suspension or Rejection of Redemption of Shares

ANNEX I-A TO CREATION AND REDEMPTION PROCEDURES

Creation/Redemption Order Form

ANNEX I-B TO CREATION AND REDEMPTION PROCEDURES

Order Entry System Terms and Conditions

CREATION AND REDEMPTION PROCEDURES

CREATION AND REDEMPTION PROCEDURES FOR AUTHORIZED PARTICIPANT AGREEMENTS (the “Procedures”) adopted by the Sponsor, Transfer Agent, Authorized Participant and Marketing Agent (each as defined below) as of [●].

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For purposes of these Procedures, and the Standard Terms incorporated by reference into the Authorized Participant Agreement to which these Procedures are attached, unless the context otherwise requires, the following terms will have the following meanings:

“Actual Execution Cash Order” shall mean a Cash Order pursuant to which any price differential between (x) the Total Basket NAV on the Trade Date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the Authorized Participant.

“Affiliate” shall have the meaning given to it by Rule 501(b) under the Securities Act.

“Alternate Cash Order” shall mean a Cash Order pursuant to the alternative procedures for creation and redemption of Shares set forth in Section 13.12 of the Trust Agreement, as may be amended or supplemented from time to time.

“Alternate Cash Account” shall mean the account maintained by the Transfer Agent in the name of the Trust for purposes of (i) receiving cash from Authorized Participants, and distributing cash to liquidity providers, in connection with Creations pursuant to Alternate Cash Orders and (ii) receiving cash from liquidity providers, and distributing cash to Authorized Participants, in connection with Redemptions pursuant to Alternate Cash Orders.

“AP Designee” shall mean the party that acts as a designee, including affiliates or agents of the Authorized Participant in the case of In-Kind Orders.

“AP Indemnified Party” shall have the meaning ascribed to such term in Sections 6.01(a) of the Standard Terms.

“Authorized Participant” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Authorized Participant Agreement” shall mean each Authorized Participant Agreement (including the Schedules thereto) among the Authorized Participant, the Transfer Agent and the Sponsor authorizing the Authorized Participant to submit Creation Orders and Redemption Orders.

“Authorized Participant Client” shall mean any party on whose behalf the Authorized Participant acts in connection with an Order (whether a customer or otherwise).

“Authorized Participant Self-Administered Account” shall have the meaning set forth in Section 5(b) of the Authorized Participant Agreement.

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Creation Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Transfer Agent for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall have the meaning ascribed to the term in the recitals to the Authorized Participant Agreement.

“Basket Amount” shall mean, on any Trade Date, the number of Digital Assets required as of such Trade Date for each Basket, as determined by dividing (x) the number of Digital Assets owned by the Trust at 4:00 p.m., New York time, on such Trade Date, after deducting the number of Digital Assets representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (in the case of any such fee and expenses other than the Sponsor’s Fee, converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one Digital Asset (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000.

“Basket NAV” shall mean the U.S. dollar value of a Basket of Shares calculated by multiplying the Basket Amount by the Index Price as of the Trade Date.

“Blockchain” or “Digital Asset Blockchain” shall mean the public transaction ledger of the Digital Asset Network on which transactions in Digital Asset are recorded.

“Business Day” shall mean each day the Shares trade on NYSE Arca.

“Capped Amount” shall mean a number of Shares that may be created pursuant to Cash Orders on any specified day.

“Cash Account” shall mean the account maintained by the Transfer Agent in the name of a Sponsor Agent for purposes of receiving cash from, and distributing cash to, Authorized Participants in connection with Creations and Redemptions pursuant to Cash Orders (other than Alternate Cash Orders). For the avoidance of doubt, the Trust shall have no interest (beneficial, equitable or otherwise) in the Cash Account or any cash held therein.

“Cash Orders” shall have the meaning ascribed to it in Section 9 of the Authorized Participant Agreement.

“Cash Order Delivery Amount” shall have the meaning set forth in Section 3.02(d)(i).

“Collateral Amount” shall mean 115% of the U.S. dollar value of the Total Basket Amount determined using the Index Price on the Business Day prior to the Creation Settlement Date, in the case of in-kind Creations, or the Business Day prior to the Redemption Settlement

Date, in the case of in-kind or in-cash Redemptions. The Collateral Amount may be changed by the Sponsor in its sole discretion at any time.

“Creation” shall mean the process that begins when an Authorized Participant first indicates to the Transfer Agent its intention to acquire one or more Baskets pursuant to these Procedures and concludes with the issuance by the Trust and Delivery to such Authorized Participant of the corresponding number of Shares.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Transfer Agent and specified in Annex I-A of the Procedures or otherwise communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.

“Creation Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Creation Settlement Date” shall mean the first or second Business Day following the Trade Date as specified in the applicable Creation Order, subject to the exceptions described in the Procedures.

“Custodial Services” shall mean the Custodian’s services that (i) allow Digital Assets to be deposited from a public blockchain address to the Trust’s Digital Asset Account and (ii) allow the Trust and the Sponsor to withdraw Digital Asset from the Trust’s Digital Asset Account to a public blockchain address the Trust or the Sponsor controls pursuant to instructions the Trust or the Sponsor provides to the Custodian.

“Custodian” shall mean Coinbase Custody Trust Company, LLC, or any other Person from time to time engaged to provide custodian services or related services (including, for the avoidance of doubt, prime brokerage services) to the Trust pursuant to authority delegated by the Sponsor.

“Custody Agreement” or “Custody Agreements” shall mean the Custodial Services Agreement by and between the Trust and the Sponsor and Custodian that governs the Trust’s and the Sponsor’s use of the Custodial Services provided by the Custodian as a fiduciary with respect to the Trust’s assets.

“Deliver” shall mean the act of delivering Digital Assets, Cash or Shares, as applicable.

“Delivery” shall mean a delivery of Digital Assets, Cash or Shares, as applicable.

“Depositor” shall mean any Authorized Participant, any AP Designee or any liquidity provider that deposits Digital Assets with the Custodian.

“Deposit Property” shall mean Digital Assets that are, in compliance with the provisions of the Trust Agreement and these Procedures, transferred by the Depositor to the Custodian to effectuate Orders.

“Digital Asset” shall mean the applicable digital asset underlying the Shares of the applicable Trust on Schedule V hereto.

“Digital Asset Account” shall mean a segregated custody account controlled and secured by the Custodian to store private keys, which allow for the transfer of ownership or control of the Trust’s Digital Assets on the Trust’s behalf.

“Digital Asset Network” shall mean the online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the cryptographic and algorithmic protocols governing the digital asset network for the applicable Digital Asset.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“DTC Participant” shall mean a direct participant in DTC.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“In-Kind Orders” shall have the meaning ascribed to it in Section 8 of the Authorized Participant Agreement.

“Index” shall mean the applicable index listed alongside the applicable Trust on Schedule V hereto.

“Index Price” shall mean the U.S. dollar value of a Digital Asset derived from the Digital Asset Exchanges that are reflected in the Index, calculated at 4:00 p.m., New York time, on each Business Day.

“Index Provider” shall mean CoinDesk Indices, Inc., a Delaware corporation that publishes the Index.

“Marketing Agent” shall mean Foreside Fund Services, LLC or any other Person or Persons from time to time engaged to provide marking services or related services to the Trust pursuant to authority delegated by the Sponsor.

“NYSE Arca” shall mean NYSE Arca, Inc.

“Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Order Cutoff Time” shall mean (i) 3:59:59 p.m. (New York time) on any Business Day, in the case of In-Kind Orders, and (ii) 1:59:59 p.m. (New York time) on any Business Day, in the case of Cash Orders.

“Order Date” shall mean the Business Day on which an Order is accepted by the Marketing Agent.

“Person” shall mean any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

“Procedures” shall have the meaning ascribed to the term in the introductory paragraph of this Schedule I.

“Prospectus” or “Prospectuses” shall mean the current prospectus of the Trust included in its Registration Statement, as supplemented or amended from time to time.

“Redemption” shall mean the process that begins when an Authorized Participant first indicates to the Transfer Agent its intention to redeem one or more Baskets pursuant to these Procedures and concludes with the cancellation of a corresponding number of Shares Delivered by such Authorized Participant for cancellation.

“Redemption Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Redemption Settlement Date” shall mean the second Business Day after the Trade Date, subject to the exceptions described in the Procedures.

“Registration Statement” shall mean the Trust’s effective registration statement filed with the SEC, as the same may at any time and from time to time be amended or supplemented.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” shall have the meaning set forth in the recitals to the Authorized Participant Agreement.

“Sponsor” shall mean Grayscale Investments Sponsors, LLC, a Delaware limited liability company, in its capacity as the sponsor of the Trust under the Trust Agreement except as otherwise specified, and any successor thereto in compliance with the provisions thereof.

“Sponsor Agent” shall mean the Sponsor, or any other party that acts as a designee, including affiliates or agents of the Sponsor in the case of Cash Orders.

“Sponsor Indemnified Party” shall have the meaning ascribed to such term in Section 6.01(b) of the Standard Terms.

“Standard Terms” shall have the meaning ascribed to such term in Section 1 of the Authorized Participant Agreement.

“Time of Creation” shall mean each time of acquisition by the Authorized Participant of a Basket from the Trust.

“Total Basket Amount” shall mean the Basket Amount multiplied by the number of Baskets being created or redeemed, specified in the applicable Creation Order or Redemption Order.

“Total Basket NAV” shall mean the Basket NAV multiplied by the number of Baskets being created or redeemed.

“Trade Date” shall mean the Business Day on which the Total Basket Amount is determined in accordance with the Procedures.

“Transaction Fee” shall mean a fee of $500.00 to be paid by the Authorized Participant to the Transfer Agent for each Creation Order or Redemption Order. The fee may be changed by the Transfer Agent with the prior written consent of the Sponsor.

“Transfer Agent” shall mean The Bank of New York Mellon, a New York corporation authorized to do banking business.

“Trustee” shall mean Delaware Trust Company, its successors and assigns, or any substitute therefor, acting not in its individual capacity but solely as trustee of the Trust as provided for in the Trust Agreement.

“Trust” shall have the meaning ascribed to it in the introductory paragraph of the Authorized Participant Agreement.

“Trust Agreement” shall have the meanings ascribed to it in the introductory paragraph of the Authorized Participant Agreement.

“VAT” shall mean (a) any tax imposed pursuant to or in compliance with the Sixth Directive of the Council of the European Economic Communities (77/388/EEC) including, without limitation, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and (b) any other tax of a similar nature, whether imposed in a member state of the European Union or elsewhere, in substitution for, or levied in addition to, such tax referred to in “(a)”.

“Variable Fee” shall mean an amount in cash based on the Total Basket NAV, which shall be paid by the Authorized Participant in connection with Variable Fee Cash Orders. The amount may be changed by the Sponsor in its sole discretion at any time.

“Variable Fee Cash Order” shall mean a Cash Order pursuant to which any price difference between (x) the Total Basket NAV on the Trade Date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the applicable liquidity provider.

Section 1.02. Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

Section 1.03. In-Kind Regulatory Approval.

As set forth in the recitals to the Authorized Participant Agreement, it is the current position of the SEC that the Trust shall only create and redeem Shares pursuant to Cash Orders. Unless and until NYSE Arca shall have obtained necessary regulatory approval from the SEC to amend its listing rules to permit the Trust to create and redeem Shares pursuant to In-Kind Orders, the procedures described herein with respect to In-Kind Orders (including without limitation Sections 2.01 and 3.01) shall not be operative.

ARTICLE II
CREATION PROCEDURES

Section 2.01. Creation of Shares Pursuant to In-Kind Orders. The Creation of Shares pursuant to In-Kind Orders shall take place only in compliance with the rules of this Section 2.01:

(a) Authorized Participants wishing to acquire from the Trust one or more Baskets shall place a Creation Order with the Transfer Agent no later than the Order Cutoff Time on any Business Day. Creation Orders received by the Transfer Agent on or after the Order Cutoff Time on any Business Day shall be considered rejected unless determined otherwise by the Sponsor in writing in its sole discretion.

(b) The Trade Date for the Creation of Shares pursuant to In-Kind Orders shall be the Order Date.

(c) For purposes of Section 2.01(a) above, a Creation Order shall be deemed received by the Transfer Agent only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone Order – An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Transfer Agent that the Authorized Participant wishes to place a Creation Order for a specified number of Baskets, received an Order Number from the Transfer Agent for insertion in the Creation Order and submitted a properly completed, irrevocable Creation Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant via electronic mail message at the address specified in such Annex I-A, and such Creation Order shall have been received by the Transfer Agent within thirty (30) minutes following such phone call; or

(ii) Web-based Order – An Authorized Representative shall have accessed the Transfer Agent’s online services (nexen.bnymellon.com) and submitted a properly completed, irrevocable Creation Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant, via electronic mail message at the address specified in such Annex I-A.

(d) Creation Orders are accepted or rejected by the Marketing Agent. The Marketing Agent will accept or reject a Creation Order as soon as reasonably practicable following receipt of a properly completed Creation Order but no later than 4:30 p.m. (New York time) on the Order Date.

(i) If a Creation Order is accepted, the Transfer Agent shall send to the Authorized Participant, via electronic mail message, as soon as reasonably practicable but no later than 4:30 p.m. (New York time) on the Order Date, a copy of the corresponding Creation Order endorsed “Accepted” by the Marketing Agent and indicating the Basket Amount that the Authorized Participant (or its AP Designee) shall Deliver to the Custodian in respect of each Basket being created. Prior to the transmission of the acceptance as specified above, a Creation Order for an In-Kind Order will only represent the Authorized Participant’s firm unilateral offer to deposit (or cause its AP Designee to deposit) Digital Assets in exchange for a Delivery of Baskets and will have no binding effect upon the Trust, the Transfer Agent or any other party. Following the transmission of the acceptance as specified above, a Creation Order will be a binding agreement between the Trust and the Authorized Participant for the deposit of Digital Assets in exchange for the Creation of Baskets pursuant to the terms of the Creation Order and these Procedures. The Authorized Participant may submit an amended Creation Order changing the number of Baskets ordered no later than the Order Cutoff Time.

(ii) If a Creation Order is rejected, the Transfer Agent shall send to the Authorized Participant, via electronic mail message, as soon as reasonably practicable but no later than 4:30 p.m. (New York time) on the Order Date, a copy of the corresponding Creation Order endorsed “Declined” by the Marketing Agent. A Creation Order which is not properly completed will be deemed invalid and rejected by the Marketing Agent; the Authorized Participant may submit a corrected Creation Order no later than the Order Cutoff Time. If the Marketing Agent rejects a Creation Order pursuant to these Procedures or the Standard Terms, the Transfer Agent will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Creation Order.

(iii) Creation Orders not accepted or rejected by 4:30 p.m. (New York time) on the Order Date shall be accepted or rejected on the same Business Day as soon as practicable.

(e) The Transfer Agent shall provide a written summary to the Sponsor of all accepted In-Kind Orders for Creation for such Order Date no later than 6:00 p.m. (New York time).

(f) Each Creation Order shall require the Authorized Participant, or any AP Designee acting on behalf of the Authorized Participant (as the case may be), to obtain Digital Asset equal to the Total Basket Amount.

(g) Except as provided in Section 2.01(i) below, each Creation Order shall settle on the Creation Settlement Date. In connection with settlement, by 12:00 p.m. (New York time) on the Creation Settlement Date, or at such later date and time as the Transfer Agent and the Sponsor in their absolute discretion may agree in writing with the Authorized Participant (i) the Total Basket Amount must be deposited by the Authorized Participant, or the AP Designee acting on behalf of the Authorized Participant (as the case may be), in the Trust’s Digital Asset Account and (ii) the Authorized Participant shall have paid the Transfer Agent the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of Digital Assets and the issuance and Delivery of Shares.

(h) On the Creation Settlement Date, or on such earlier date and time as the Transfer Agent in its absolute discretion may agree in writing with the Authorized Participant and the Sponsor, the Transfer Agent shall cause the Trust to issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and shall Deliver such Shares to the Authorized Participant, by credit to the account at DTC that the Authorized Participant shall have identified for such purpose in its Creation Order, no later than 6:00 p.m. (New York time) on the Creation Settlement Date; provided that, by 12:00 p.m. (New York time) on the Creation Settlement Date the Transfer Agent is notified that the Total Basket Amount has been deposited in the Trust’s Digital Asset Account in compliance with the provisions of Section 2.01(g) above.

(i) In the event that on the Creation Settlement Date, the Trust’s Digital Asset Account shall not have been credited with the Total Basket Amount in compliance with the provisions of Section 2.01(g)(i) above, the Transfer Agent shall send to the Authorized Participant and the Sponsor via electronic mail message notice of such fact.

(i) The Transfer Agent and the Sponsor each agree not to treat such Creation Order as a failed trade or a failed settlement provided that as soon as practicable between 4:00 p.m. and 6:00 p.m. (New York time) on the Creation Settlement Date, the Authorized Participant shall wire the Collateral Amount to the Cash Account.

(ii) If the Authorized Participant fails to deposit the Collateral Amount in the Cash Account as provided in Section 2.01(i)(i) or the Authorized Participant, or the AP Designee acting on behalf of the Authorized Participant (as the case may be), fails to deposit the Total Basket Amount in the Trust’s Digital Asset Account by 12:00 p.m. (New York time) on the Business Day following the Creation Settlement Date, then the Sponsor and Transfer Agent may (A) deem the relevant Creation Order as a failed trade and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, any liquidity provider, the Transfer Agent or the Custodian related to the pending Creation Order or (B) complete such Creation Order by (1) applying the Collateral Amount to the purchase, for the account of the Authorized Participant, of Digital Assets constituting the Total Basket Amount and to the payment or reimbursement of any actual costs of the Sponsor in connection with otherwise completing the Creation Order and (2) delivering such Digital Assets to the Trust’s Digital Asset Account in satisfaction of the Authorized Participant’s delivery obligations under such Creation Order.

(iii) Notwithstanding the foregoing, if the Authorized Participant has deposited the Collateral Amount in accordance with the requirements of Section 2.01(i)(i) but fails to deposit the Total Basket Amount by 12:00 p.m. (New York time) on the Business Day following the Creation Settlement Date, the Transfer Agent and the Sponsor may nonetheless agree not to treat such Creation Order as a failed trade, provided that (i) if the U.S. dollar value of the Total Basket Amount exceeds the Collateral Amount, as determined using the Index Price on the previous Business Day, then by 6:00 p.m. (New York time) on such Business Day, the Authorized Participant deposits in the Cash Account an additional amount in U.S. dollars such that the amount in the Cash Account is equal to 115% of the U.S. dollar value of the Total Basket Amount, as determined using the Index Price on the previous Business Day and (ii) the Authorized Participant, or the AP Designee acting on behalf of the Authorized Participant (as the case may be), deposits the Total Basket Amount in the Trust’s Digital Asset Account by 12:00 p.m. (New York time) on the following Business Day. If the Authorized Participant fails to deposit such excess amount in the Cash Account or fails to so deposit the Total Basket Amount, the Sponsor and Transfer Agent may (A) deem the relevant Creation Order as a failed trade and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, any liquidity provider, the Transfer Agent or the Custodian related to the pending Creation Order or (B) complete such Creation Order by (1) applying the Collateral Amount (and any additional amount subsequently deposited in the Cash Account) to the purchase, for the account of the Authorized Participant, of Digital Assets constituting the Total Basket Amount and to the payment or reimbursement of any actual costs of the Sponsor in connection with otherwise completing the Creation Order and (2) delivering such Digital Assets to the Trust’s Digital Asset Account in satisfaction of the Authorized Participant’s delivery obligations under such Creation Order.

(iv) If the Sponsor and the Transfer Agent deem the relevant Creation Order a failed trade in accordance with Section 2.01(i)(ii) or Section 2.01(i)(iii), they shall return the Collateral Amount (and any additional amount deposited pursuant to this Section 2.01(i)) by wire transfer to the Authorized Participant.

(v) The Transfer Agent shall cause the Trust to issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and shall Deliver such Shares to the Authorized Participant, by credit to the account at DTC that the Authorized Participant shall have identified for such purpose in its Creation Order, no later than 6:00 p.m. (New York time) on the date on which the Transfer Agent is notified that the Total Basket Amount has been deposited in the Trust’s Digital Asset Account by 12:00 p.m. (New York time) on such date.

(j) The Transfer Agent shall under no circumstances cause the Trust to issue the aggregate number of Shares ordered until such time as (i) the Authorized Participant (or its AP Designee) Delivers the Total Basket Amount or (ii) the Total Basket Amount is Delivered to the Trust, funded by the Collateral Amount.

(k) The foregoing provisions notwithstanding, none of the Authorized Participant, the Trust, the Transfer Agent, the Sponsor nor the Custodian shall be liable for any failure or delay in making Delivery of Shares, Digital Assets or cash, as the case may be, in respect of a Creation

Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems, including any failures or outages of the Digital Asset Network, affecting the Authorized Participant, the Sponsor, the Trust, the Transfer Agent, the Marketing Agent and the Custodian and similar extraordinary events beyond the Authorized Participant’s, the Sponsor’s, the Trust’s, the Custodian’s, the Marketing Agent’s or the Transfer Agent’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Creation Order will be extended for a period equal to that during which the inability to perform continues as determined by the Transfer Agent in its sole discretion.

(l) Except as provided in Sections 2.01(e), 2.01(h) and the Standard Terms, none of the Transfer Agent, the Sponsor, Marketing Agent or the Custodian are under any duty to give notification of any defects or irregularities in any Creation Order or the Delivery of the Total Basket Amount, and shall not incur any liability for the failure to give any such notification.

Section 2.02. Creation of Shares Pursuant to Cash Orders. The Creation of Shares pursuant to Cash Orders that are not Alternate Cash Orders shall take place only in compliance with the rules of this Section 2.02:

(a) Authorized Participants wishing to acquire from the Trust one or more Baskets shall place a Creation Order with the Transfer Agent no later than the Order Cutoff Time on any Business Day. Creation Orders received by the Transfer Agent on or after the Order Cutoff Time on any Business Day shall be considered rejected unless determined otherwise by the Sponsor in writing in its sole discretion.

(b) The Trade Date for the Creation of Shares pursuant to Cash Orders shall be the Order Date.

(c) The Sponsor may in its absolute discretion limit the Creation of Shares pursuant to Cash Orders to the Capped Amount at any time without notice to the Authorized Participant and may direct the Marketing Agent to reject any Cash Orders in excess of the Capped Amount.

(d) For purposes of Section 2.02(a) above, a Creation Order shall be deemed received by the Transfer Agent only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone Order – An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Transfer Agent that the Authorized Participant wishes to place a Creation Order for a specified number of Baskets, received an Order Number from the Transfer Agent for insertion in the Creation Order and submitted a properly completed, irrevocable Creation Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant via electronic mail message at the address specified in such Annex I-A, and such Creation Order shall have been received by the Transfer Agent within thirty (30) minutes following such phone call; or

(ii) Web-based Order – An Authorized Representative shall have accessed the Transfer Agent’s online services (nexen.bnymellon.com) and submitted a properly completed, irrevocable Creation Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant, via electronic mail message at the address specified in such Annex I-A.

(e) Creation Orders are accepted or rejected by the Marketing Agent. The Marketing Agent will accept or reject a Creation Order as soon as reasonably practicable following receipt of a properly completed Creation Order but no later than 2:30 p.m. (New York time) on the Order Date.

(i) If a Creation Order is accepted, the Transfer Agent shall send to the Authorized Participant, via electronic mail message, as soon as reasonably practicable but no later than 2:30 p.m. (New York time) on the Order Date, a copy of the corresponding Creation Order endorsed “Accepted” by the Marketing Agent. Prior to the transmission of the acceptance as specified above, a Cash Order for Creation will only represent the Authorized Participant’s firm unilateral offer to (x) deposit into the Cash Account, the Total Basket NAV and Variable Fee for Delivery to a liquidity provider and (y) accept a Delivery of Baskets upon such liquidity provider’s Delivery to the Custodian of the Total Basket Amount and will have no binding effect upon the Trust, the Transfer Agent, or any other party. Following the transmission of the acceptance as specified above, a Creation Order will be a binding agreement among (x) the Trust and the Authorized Participant for the Creation of Baskets in exchange for the Delivery of the Total Basket Amount, (y) the Sponsor and the Authorized Participant for the engagement by the Sponsor of a liquidity provider to deposit the Total Basket Amount with the Custodian and (z) the Sponsor and the Authorized Participant for the Delivery by the Authorized Participant of the Total Basket NAV and the Variable Fee to the Cash Account no later than 10:00 a.m. (New York time) on the Creation Settlement Date, in each case pursuant to the terms of the Creation Order and these Procedures. Subject to the Capped Amount, the Authorized Participant may submit an amended Creation Order changing the number of Baskets ordered no later than the Order Cutoff Time.

(ii) If a Creation Order is rejected, the Transfer Agent shall send to the Authorized Participant, via electronic mail message, as soon as reasonably practicable but no later than 2:30 p.m. (New York time) on the Order Date, a copy of the corresponding Creation Order endorsed “Declined” by the Marketing Agent. A Creation Order which is not properly completed will be deemed invalid and rejected by the Marketing Agent; the Authorized Participant may submit a corrected Creation Order no later than the Order Cutoff Time. If the Marketing Agent rejects a Creation Order pursuant to these Procedures or the Standard Terms, the Transfer Agent will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Creation Order.

(iii) Creation Orders not accepted or rejected by 2:30 p.m. (New York time) on the Order Date shall be accepted or rejected on the same Business Day as soon as practicable.

The Transfer Agent shall provide a written summary to the Sponsor of all accepted Cash Orders for Creation for such Order Date no later than 2:30 p.m. (New York time). Promptly following 4:00 p.m. (New York time) on the Trade Date, the Transfer Agent shall notify the Sponsor and the Authorized Participant of the Total Basket Amount, the Total Basket NAV and the dollar amount of any Variable Fees.

(f) Each Cash Order shall require (i) the Sponsor to engage a liquidity provider to obtain Digital Asset equal to the Total Basket Amount and (ii) the Authorized Participant to Deliver the Total Basket NAV and the Variable Fee to the Cash Account by 10:00 a.m. (New York time) on the Creation Settlement Date.

(g) Except as provided in Section 2.02(k) below, each Creation Order shall settle on the Creation Settlement Date. In connection with settlement, by 12:00 p.m. (New York time) on the Creation Settlement Date, or at such later date and time as the Transfer Agent and the Sponsor in their absolute discretion may agree in writing with the Authorized Participant (i) the Total Basket Amount must be deposited by the Sponsor, or a liquidity provider on behalf of the Sponsor (as the case may be), in the Trust’s Digital Asset Account, (ii) the Authorized Participant shall have deposited the Total Basket NAV and the Variable Fee in the Cash Account in compliance with Section 2.02(f) above and (iii) the Authorized Participant shall have paid the Transfer Agent the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of Digital Assets and the issuance and Delivery of Shares.

(h) On the Creation Settlement Date, or on such earlier date and time as the Transfer Agent in its absolute discretion may agree in writing with the Authorized Participant and the Sponsor, the Transfer Agent shall cause the Trust to issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and shall Deliver such Shares to the Authorized Participant, by credit to the account at DTC that the Authorized Participant shall have identified for such purpose in its Creation Order, no later than 6:00 p.m. (New York time) on the Creation Settlement Date; provided that, by 12:00 p.m. (New York time) on the Creation Settlement Date the Transfer Agent is notified that the Total Basket Amount has been deposited in the Trust’s Digital Asset Account in compliance with the provisions of Section 2.02(g) above.

(i) Upon deposit of the Total Basket Amount in the Trust’s Digital Asset Account, the Shares will be deemed issued and delivered with no further action required to be taken by the Trust or any other person; provided that, notwithstanding the foregoing, the Transfer Agent shall take the further actions contemplated hereby to evidence such issuance and delivery to the Authorized Participant.

(j) In the event that on the Creation Settlement Date, the Trust’s Digital Asset Account shall not have been credited with the Total Basket Amount in compliance with the provisions of Section 2.02(g)(i) above, the Transfer Agent shall send to the Authorized Participant and the Sponsor via electronic mail message notice of such fact. The relevant Creation Order shall be deemed a failed trade and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, any liquidity provider, the Transfer Agent or the Custodian related to the pending Creation Order, unless the Sponsor, in its sole discretion, chooses to complete such Creation Order by (i) applying any related Total Basket NAV to the purchase of Digital Assets constituting the Total Basket Amount and (ii) delivering such Digital Assets to the Trust’s Digital Asset Account in satisfaction of the liquidity provider’s delivery obligations. In the event that on the Creation Settlement Date, the Trust’s Digital Asset Account shall have been credited with the Total Basket Amount in compliance with the provisions of Section 2.02(g)(i) above but the Authorized Participant shall not have deposited the Total Basket NAV and the Variable Fee in the Cash Account as required by Section 2.02(f), the Transfer Agent shall send to the Authorized Participant and the Sponsor via electronic mail message notice of such fact. The relevant Creation Order shall settle in accordance with Section 2.02(h) and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Transfer Agent, the Sponsor, any liquidity provider or the Custodian related to the Creation Order.

(k) The Transfer Agent shall under no circumstances cause the Trust to issue the aggregate number of Shares ordered until such time as the Total Basket Amount has been Delivered to the Trust.

(l) The foregoing provisions notwithstanding, none of the Authorized Participant, the Trust, the Transfer Agent, the Sponsor nor the Custodian shall be liable for any failure or delay in making Delivery of Shares, Digital Assets or cash, as the case may be, in respect of a Creation Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems, including any failures or outages of the Digital Asset Network, affecting the Authorized Participant, the Sponsor, the Trust, the Transfer Agent, the Marketing Agent and the Custodian and similar extraordinary events beyond the Authorized Participant’s, the Sponsor’s, the Trust’s, the Custodian’s, the Marketing Agent’s or the Transfer Agent’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Creation Order will be extended for a period equal to that during which the inability to perform continues as determined by the Transfer Agent in its sole discretion.

(m) Except as provided in Sections 2.02(f), 2.02(j) and the Standard Terms, none of the Transfer Agent, the Marketing Agent, the Sponsor nor the Custodian are under any duty to give notification of any defects or irregularities in any Creation Order or the Delivery of the Total Basket Amount, and shall not incur any liability for the failure to give any such notification.

(n) For the avoidance of doubt, the Trust shall not be liable to the Authorized Participant, the Transfer Agent, the Sponsor or any other party for actions taken or not taken in relation to Cash Orders for the Creation of Shares other than for a failure by the Trust to deliver Shares upon receipt of the Total Basket Amount.

Section 2.03. Creation of Shares Pursuant to Alternate Cash Orders. Unless otherwise specified by the Sponsor in writing, any Creation of Shares pursuant to a Cash Order shall be executed as an Alternate Cash Order. The Creation of Shares pursuant to Cash Orders to be executed as Alternate Cash Orders shall take place only in compliance with the rules set forth in Section 2.02(a) through (d), and the following rules of this Section 2.03:

(a) Creation Orders are accepted or rejected by the Marketing Agent. The Sponsor will determine if such Creation Order will be a Variable Fee Cash Order or an Actual Execution Cash Order, which determination will be communicated to the Authorized Participant. The Marketing Agent will accept or reject a Creation Order as soon as reasonably practicable following receipt of a properly completed Creation Order but no later than 2:30 p.m. (New York time) on the Order Date.

(i) If a Creation Order is accepted, the Transfer Agent shall send to the Authorized Participant, via electronic mail message, as soon as reasonably practicable but no later than 2:30 p.m. (New York time) on the Order Date, a copy of the corresponding Creation Order endorsed “Accepted” by the Marketing Agent. Prior to the transmission of the acceptance as specified above, an Alternate Cash Order for Creation will only represent the Authorized Participant’s firm unilateral offer to (x) deposit into the Alternate Cash Account, the Total Basket NAV and, in the case of a Variable Fee Cash Order, any Variable Fee, for Delivery to a liquidity provider and (y) accept a Delivery of Baskets upon such liquidity provider’s Delivery to the Custodian of the Total Basket Amount, and will have no binding effect upon the Trust, the Transfer Agent or any other party. Following the transmission of the acceptance as specified above, a Creation Order will be a binding agreement between the Trust and the Authorized Participant for the Creation of Baskets in exchange for the Delivery of the Total Basket Amount, in each case subject to (x) the Trust being in simultaneous possession of (1) the Total Basket NAV plus (A) in the case of a Variable Fee Cash Order, the Variable Fee or (B) in the case of an Actual Execution Cash Order, any Additional Creation Cash (as defined below), less any Excess Creation Cash, if applicable, in the Alternate Cash Account and (2) such Total Basket Amount, no later than 10:00 a.m. (New York time) on the Creation Settlement Date, (y) the Trust delivering such Total Basket NAV plus (A) in the case of a Variable Fee Cash Order, the Variable Fee or (B) in the case of an Actual Execution Cash Order, any Additional Creation Cash, less any Excess Creation Cash, if applicable, to the liquidity provider and (z) any remaining cash originally Delivered by the Authorized Participant to the Alternate Cash Account in connection with such Creation Order being returned to the Authorized Participant, in each case pursuant to the terms of the Creation Order and these Procedures. Subject to the Capped Amount, the Authorized Participant may submit an amended Creation Order changing the number of Baskets ordered no later than the Order Cutoff Time. For the avoidance of doubt, (i) in the event that, in connection with a Creation Order that is effected as an Actual Execution Cash Order, the Authorized Participant has Delivered cash to the Alternate Cash Account in excess of the total cash purchase price actually paid by the Trust to purchase the corresponding Total Basket Amount (the “Excess Creation Cash”), such excess cash shall promptly be returned to the Authorized Participant and (ii) in the event that, in connection with a Creation Order that is effected as an Actual Execution Cash Order, the total cash purchase price to be paid by the Trust to purchase the corresponding Total Basket Amount exceeds the Total Basket NAV, the Authorized Participant shall deliver cash in the amount of such excess (the “Additional Creation Cash”) to the Alternate Cash Account prior 10:00 a.m. (New York time) on the Creation Settlement Date.

(ii) If a Creation Order is rejected, the Transfer Agent shall send to the Authorized Participant, via electronic mail message, as soon as reasonably practicable but no later than 2:30 p.m. (New York time) on the Order Date, a copy of the corresponding

Creation Order endorsed “Declined” by the Marketing Agent. A Creation Order which is not properly completed will be deemed invalid and rejected by the Marketing Agent; the Authorized Participant may submit a corrected Creation Order no later than the Order Cutoff Time. If the Marketing Agent rejects a Creation Order pursuant to these Procedures or the Standard Terms, the Transfer Agent will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Creation Order.

(iii) Creation Orders not accepted or rejected by 2:30 p.m. (New York time) on the Order Date shall be accepted or rejected on the same Business Day as soon as practicable.

The Transfer Agent shall provide a written summary to the Sponsor of all accepted Alternate Cash Orders for Creation for such Order Date no later than 2:30 p.m. (New York time). Promptly following 4:00 p.m. (New York time) on the Trade Date, the Transfer Agent shall notify the Sponsor and the Authorized Participant of the Total Basket Amount, the Total Basket NAV and the dollar amount of any Variable Fees.

(b) Each Alternate Cash Order shall require (i) the Sponsor to engage a liquidity provider to obtain Digital Asset equal to the Total Basket Amount and (ii) the Authorized Participant to Deliver the Total Basket NAV plus (A) in the case of a Variable Fee Cash Order, the Variable Fee or (B) in the case of an Actual Execution Cash Order, any Additional Creation Cash, less any Excess Creation Cash, if applicable, to the Alternate Cash Account by 10:00 a.m. (New York time) on the Creation Settlement Date.

(c) Except as provided in Section 2.03(g) below, each Creation Order shall settle on the Creation Settlement Date. In connection with settlement, by 12:00 p.m. (New York time) on the Creation Settlement Date, or at such later date and time as the Transfer Agent and the Sponsor in their absolute discretion may agree in writing with the Authorized Participant, (i) the Total Basket Amount must be deposited by a liquidity provider in the Trust’s Digital Asset Account, (ii) the Authorized Participant shall have deposited the Total Basket NAV plus (A) in the case of a Variable Fee Cash Order, the Variable Fee or (B) in the case of an Actual Execution Cash Order, any Additional Creation Cash (or less any Excess Creation Cash), if applicable, in the Alternate Cash Account in compliance with Section 2.03(b) above and (iii) the Authorized Participant shall have paid the Transfer Agent the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of Digital Assets and the issuance and Delivery of Shares.

(d) On the Creation Settlement Date, or on such earlier date and time as the Transfer Agent in its absolute discretion may agree in writing with the Authorized Participant and the Sponsor, the Transfer Agent shall cause the Trust to issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and shall Deliver such Shares to the Authorized Participant, by credit to the account at DTC that the Authorized Participant shall have identified for such purpose in its Creation Order, no later than 6:00 p.m. (New York time) on the Creation Settlement Date; provided that, by 12:00 p.m. (New York time) on the Creation Settlement Date the Transfer Agent has been notified that the Total Basket Amount has been deposited in the Trust’s Digital Asset Account in compliance with the provisions of Section 2.03(c) above.

(e) In the event that, by 10:00 a.m. on the Creation Settlement Date, either (x) the Trust’s Digital Asset Account shall not have been credited with the Total Basket Amount in compliance with the provisions of Section 2.03(c)(i) above or (y) the Alternate Cash Account shall not have been credited with the Total Basket NAV plus (A) in the case of a Variable Fee Cash Order, the Variable Fee or (B) in the case of an Actual Execution Cash Order, any Additional Creation Cash (less any Excess Creation Cash), if applicable, in compliance with the provisions of Section 2.03(c)(ii) above, the Transfer Agent shall send to the Authorized Participant and the Sponsor via electronic mail message notice of such fact. The relevant Creation Order shall be deemed a failed trade and the Trust will return (x) the Total Basket Amount to the liquidity provider and/or (y) the Total Basket NAV plus (A) in the case of a Variable Fee Cash Order, the Variable Fee or (B) in the case of an Actual Execution Cash Order, any Additional Creation Cash (less any Excess Creation Cash), if applicable, to the Authorized Participant, in each case to the extent then in possession of the Trust.

(f) The Transfer Agent shall under no circumstances cause the Trust to issue the aggregate number of Shares ordered until such time as each of (x) the Total Basket Amount and (y) the Total Basket NAV plus (A) in the case of a Variable Fee Cash Order, the Variable Fee or (B) in the case of an Actual Execution Cash Order, any Additional Creation Cash (less any Excess Creation Cash), if applicable, has been Delivered to the Trust (and the Trust is in simultaneous possession of both).

(g) The foregoing provisions notwithstanding, none of the Authorized Participant, the Trust, the Transfer Agent, the Sponsor nor the Custodian shall be liable for any failure or delay in making Delivery of Shares, Digital Assets or cash, as the case may be, in respect of a Creation Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems, including any failures or outages of the Digital Asset Network, affecting the Authorized Participant, the Sponsor, the Trust, the Transfer Agent, the Marketing Agent and the Custodian and similar extraordinary events beyond the Authorized Participant’s, the Sponsor’s, the Trust’s, the Custodian’s, the Marketing Agent’s or the Transfer Agent’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Creation Order will be extended for a period equal to that during which the inability to perform continues as determined by the Transfer Agent in its sole discretion.

(h) Except as provided in Sections 2.03(b), 2.03(f) and the Standard Terms, none of the Transfer Agent, the Marketing Agent, the Sponsor nor the Custodian are under any duty to give notification of any defects or irregularities in any Creation Order or the Delivery of the Total Basket Amount, and shall not incur any liability for the failure to give any such notification.

(i) For the avoidance of doubt, the Trust shall not be liable to the Authorized Participant, the Transfer Agent, the Sponsor or any other party for actions taken or not taken in relation to Alternate Cash Orders for the Creation of Shares other than for a failure by the Trust to deliver Shares (and, if applicable, any Excess Creation Cash) upon receipt and simultaneous possession of (x) the Total Basket Amount and (y) the Total Basket NAV plus (A) in the case of a Variable Fee Cash Order, the Variable Fee or (B) in the case of an Actual Execution Cash Order, any Additional Creation Cash, if applicable. The Sponsor and the Authorized Participant hereby agree, as a condition to the participation in the consummation of any such Alternate Cash Order, (A) to fully (and without exception) exculpate the Trust with respect to, and to irrevocably waive any and all claims against the Trust or the Trust Estate arising from or in connection with, such Alternate Cash Order and (B) to indemnify and hold the Trust harmless, in each case as provided in clause (g)(2) of Section 9 of the Authorized Participant Agreement.

Section 2.04. Suspension or Rejection of Creation of Shares. The Creation of Shares, whether pursuant to In-Kind Orders or Cash Orders, may be suspended or rejected under the circumstances specified in the Trust Agreement, these Procedures or the Standard Terms. If the Marketing Agent rejects a Creation Order pursuant to these Procedures or the Standard Terms, the Transfer Agent or Sponsor will notify the Authorized Participant as soon as reasonably practicable, and the Transfer Agent will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Creation Order. If the Trust, Transfer Agent or Sponsor suspends the right to submit Creation Orders pursuant to these Procedures or the Standard Terms, the Transfer Agent or Sponsor will notify the Authorized Participant as soon as reasonably practicable.

ARTICLE III
REDEMPTION PROCEDURES

Section 3.01. Redemption of Shares Pursuant to In-Kind Orders. The Redemption of Shares pursuant to In-Kind Orders shall take place only in compliance with the rules of this Section 3.01:

(a) Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Transfer Agent no later than the Order Cutoff Time on any Business Day. Redemption Orders received by the Transfer Agent on or after the Order Cutoff Time on any Business Day shall be considered rejected unless determined otherwise by the Sponsor in writing in its sole discretion.

(b) The Trade Date for the Redemption of Shares pursuant to In-Kind Orders shall be the Order Date.

(c) For purposes of Section 3.01(a) above, a Redemption Order shall be deemed received by the Transfer Agent only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone Order – An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Transfer Agent that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets, received an Order Number from the Transfer Agent for insertion in the Redemption Order and submitted a properly completed, irrevocable Redemption Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant via electronic mail message at the address specified in such Annex I-A, and such Redemption Order shall have been received by the Transfer Agent within thirty (30) minutes following such phone call; or

(ii) Web-based Order – An Authorized Representative shall have accessed the Transfer Agent’s online services (nexen.bnymellon.com) and submitted a properly completed, irrevocable Redemption Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant, via electronic mail message at the address specified in such Annex I-A.

(d) Redemption Orders are accepted or rejected by the Marketing Agent. The Marketing Agent will accept or reject a Redemption Order as soon as reasonably practicable following receipt of a properly completed Redemption Order but no later than 4:30 p.m. (New York time) on the Order Date.

(i) If a Redemption Order is accepted, the Transfer Agent shall send to the Authorized Participant (with a copy to the Custodian), via electronic mail message, as soon as reasonably practicable but no later than 4:30 p.m. (New York time) on the Order Date, a copy of the corresponding Redemption Order endorsed “Accepted” by the Marketing Agent and indicating the Basket Amount that the Custodian shall Deliver to the Authorized Participant (or its AP Designee) in respect of each Basket being redeemed. Prior to the transmission of the acceptance as specified above, an In-Kind Order for Redemption will only represent the Authorized Participant’s firm unilateral offer for the Redemption of Baskets in exchange for a Delivery of the Total Basket Amount by the Custodian to the Authorized Participant (or its AP Designee) and will have no binding effect upon the Trust, the Transfer Agent, the Custodian, or any other party. Following the transmission of the acceptance as specified above, a Redemption Order will be a binding agreement between the Trust and the Authorized Participant for the Redemption of Baskets in exchange for the Delivery of Digital Assets pursuant to the terms of the Redemption Order and these Procedures. The Authorized Participant may submit an amended Redemption Order changing the number of Baskets to be redeemed no later than the Order Cutoff Time.

(ii) If a Redemption Order is rejected, the Transfer Agent shall send to the Authorized Participant (with a copy to the Custodian), via electronic mail message, as soon as reasonably practicable but no later than 4:30 p.m. (New York time) on the Order Date, a copy of the corresponding Redemption Order endorsed “Declined” by the Marketing Agent. A Redemption Order which is not properly completed will be deemed invalid and rejected by the Marketing Agent; the Authorized Participant may submit a corrected Redemption Order no later than the Order Cutoff Time. If the Marketing Agent rejects a Redemption Order pursuant to these Procedures or the Standard Terms, the Transfer Agent will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Redemption Order.

(e) The Transfer Agent shall provide a written summary to the Sponsor and the Custodian of all accepted In-Kind Orders for Redemption for such Order Date no later than 5:00 p.m. (New York time).

(f) Except as provided in Section 3.01(h) below, each Redemption Order shall settle on the Redemption Settlement Date. In connection with settlement, by 12:00 p.m. (New York time) on the Redemption Settlement Date, or at such later date and time as the Transfer Agent and the Sponsor in their absolute discretion may agree in writing with the Authorized Participant (i) the Baskets to be redeemed must be Delivered to the Transfer Agent by the Authorized Participant and (ii) the Authorized Participant shall have paid the Transfer Agent the Transaction Fee, if applicable, and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of Digital Assets and the Delivery of Shares, and any expenses incurred in connection with the Delivery of Digital Assets.

(g) On the Redemption Settlement Date, or on such earlier date and time as the Transfer Agent in its absolute discretion may agree in writing with the Authorized Participant and the Sponsor, the Transfer Agent shall instruct the Custodian to Deliver the Total Basket Amount to the Authorized Participant Self-Administered Account no later than 4:30 p.m. (New York time) on the Redemption Settlement Date; provided that, by 12:00 p.m. (New York time) on the Redemption Settlement Date the Authorized Participant has Delivered to the Transfer Agent’s account at DTC the total number of Shares corresponding to the total number of Baskets to be redeemed by such Authorized Participant pursuant to such Redemption Order.

(h) In the event that on the Redemption Settlement Date, the Transfer Agent’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed in compliance with the provisions of Section 3.01(f)(i) above, the Transfer Agent shall send to the Authorized Participant, the Sponsor and the Custodian via electronic mail message notice of such fact.

(i) The Transfer Agent and the Sponsor each agree not to treat such Redemption Order as a failed trade or a failed settlement provided that as soon as practicable between 4:00 p.m. and 6:00 p.m. (New York time) on the Redemption Settlement Date, the Authorized Participant shall wire the Collateral Amount to the Cash Account.

(ii) If the Authorized Participant fails to deposit the Collateral Amount in the Cash Account as provided in Section 3.01(h)(i) or the Transfer Agent’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed by 12:00 p.m. (New York time) on the Business Day following the Redemption Settlement Date, then the Sponsor and Transfer Agent may (A) deem the relevant Redemption Order as a failed trade and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Transfer Agent or the Custodian related to the pending Redemption Order or (B) complete such Redemption Order by (1) applying the Collateral Amount to the purchase, for the account of the Authorized Participant, of Shares and (2) crediting such Shares to the Transfer Agent’s account at DTC in satisfaction of the Authorized Participant’s delivery obligations under such Redemption Order.

(iii) Notwithstanding the foregoing, if the Authorized Participant has deposited the Collateral Amount in accordance with the requirements of Section 3.01(h)(i) but the Transfer Agent’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed by 12:00 p.m. (New

York time) on the Business Day following the Redemption Settlement Date, the Sponsor and the Transfer Agent may nonetheless agree not to treat such Redemption Order as a failed trade, provided that (i) if the U.S. dollar value of the Total Basket Amount exceeds the Collateral Amount, as determined using the Index Price on the previous Business Day, then by 6:00 p.m. (New York time) on such Business Day, the Authorized Participant deposits in the Cash Account an additional amount in U.S. dollars such that the amount in the Cash Account is equal to 115% of the U.S. dollar value of the Total Basket Amount, as determined using the Index Price on the previous Business Day, and (ii) the Transfer Agent’s account at DTC shall have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed by 12:00 p.m. (New York time) on the following Business Day. If the Authorized Participant fails to deposit such excess amount in the Cash Account or the Transfer Agent’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed, the Sponsor and Transfer Agent may (A) deem the relevant Redemption Order as a failed trade and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Transfer Agent or the Custodian related to the pending Redemption Order or (B) complete such Redemption Order by (1) applying the Collateral Amount (and any excess amount subsequently deposited in respect thereof) to the purchase, for the account of the Authorized Participant, of Shares and (2) crediting such Shares to the Transfer Agent’s account at DTC in satisfaction of the Authorized Participant’s delivery obligations under such Redemption Order.

(iv) If the Sponsor and the Transfer Agent deem the relevant Creation Order a failed trade in accordance with Section 3.01(h)(ii) or Section 3.01(h)(iii), they shall return the Collateral Amount (and any additional amount deposited pursuant to this Section 3.01(h)) by wire transfer to the Authorized Participant.

(v) The Transfer Agent shall instruct the Custodian to Deliver the Total Basket Amount to the Authorized Participant Self-Administered Account no later than 4:30 p.m. (New York time) on date on which the Authorized Participant has Delivered to the Transfer Agent’s account at DTC the total number of Shares corresponding to the total number of Baskets to be redeemed by such Authorized Participant pursuant to such Redemption Order prior to 12:00 p.m. (New York time) on such date.

(i) The Transfer Agent shall under no circumstances cause the Custodian to Deliver to the Authorized Participant the Total Basket Amount until the Authorized Participant Delivers the corresponding number of Shares.

(j) Once the Transfer Agent has received the Shares pursuant to Section 3.01(g) or 3.01(h) above, the Transfer Agent shall instruct the Transfer Agent to cancel such Shares.

(k) The foregoing provisions notwithstanding, none of the Authorized Participant, the Trust, the Transfer Agent, the Sponsor nor the Custodian shall be liable for any failure or delay in making Delivery of Shares, Digital Assets or cash, as the case may be, in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems, including any failures or outages of the Digital Asset Network, affecting the Authorized Participant, the Sponsor, the Trust, the Transfer Agent, the Marketing Agent and the Custodian and similar extraordinary events beyond the Authorized Participant’s, the Sponsor’s, the Trust’s, the Custodian’s, the Marketing Agent’s or the Transfer Agent’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues as determined by the Transfer Agent in its sole discretion.

(l) Except as provided in Sections 3.01(e), 3.01(h) and the Standard Terms, none of the Transfer Agent, the Marketing Agent, the Sponsor nor the Custodian are under any duty to give notification of any defects or irregularities in any Redemption Order or the Delivery of the Shares, and shall not incur any liability for the failure to give any such notification.

Section 3.02. Redemption of Shares Pursuant to Cash Orders. The Redemption of Shares pursuant to Cash Orders that are not Alternate Cash Orders shall only take place if approved by the Sponsor in writing in its absolute discretion and on a case-by-case basis. If accepted by the Sponsor, such Redemption of Shares shall take place only in compliance with the rules of this Section 3.02:

(a) Authorized Participants wishing to redeem one or more Baskets may place a Redemption Order with the Transfer Agent no later than the Order Cutoff Time on any Business Day. Redemption Orders received by the Transfer Agent on or after the Order Cutoff Time on any Business Day shall be considered rejected unless determined otherwise by the Sponsor in writing in its sole discretion.

(b) The Trade Date for the Redemption of Shares pursuant to Cash Orders shall be the Order Date.

(c) For purposes of Section 3.02(a) above, a Redemption Order shall be deemed received by the Transfer Agent only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone Order – An Authorized Representative shall have placed a telephone call to the Creation and Redemption Line informing the Transfer Agent that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets, received an Order Number from the Transfer Agent for insertion in the Redemption Order and submitted a properly completed, irrevocable Redemption Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant via electronic mail message at the address specified in such Annex I-A, and such Redemption Order shall have been received by the Transfer Agent within thirty (30) minutes following such phone call; or

(ii) Web-based Order – An Authorized Representative shall have accessed the Transfer Agent’s online services (nexen.bnymellon.com) and submitted a properly completed, irrevocable Redemption Order in the form set out in Annex I-A to these Procedures executed by an Authorized Representative of such Authorized Participant, via electronic mail message at the address specified in such Annex I-A.

(d) Redemption Orders are accepted or rejected by the Marketing Agent. The Marketing Agent will accept or reject a Redemption Order as soon as reasonably practicable following receipt of a properly completed Redemption Order but no later than 2:30 p.m. (New York time) on the Order Date.

(i) If a Redemption Order is accepted, the Transfer Agent shall send to the Authorized Participant (with a copy to the Custodian), via electronic mail message, as soon as reasonably practicable but no later than 2:30 p.m. (New York time) on the Order Date, a copy of the corresponding Redemption Order endorsed “Accepted” by the Marketing Agent. Prior to the transmission of the acceptance as specified above, a Cash Order for Redemption will only represent the Authorized Participant’s firm unilateral offer to (x) deposit Baskets for cancellation upon the Trust’s Delivery of the Total Basket Amount to a Liquidity Provider Account in exchange for (y) a Delivery by the Sponsor or a Sponsor Agent of cash to the Authorized Participant in an amount equal to the Total Basket NAV pursuant to the provisions of Section 3.02(f), after deduction of the Transaction Fee, the Variable Fee and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of Digital Assets and the Delivery of Shares, and any expenses incurred in connection with the Delivery of Digital Assets (the “Cash Order Delivery Amount”) and will have no binding effect upon the Trust, the Transfer Agent or any other party. Following the transmission of the acceptance as specified above, a Redemption Order will be a binding agreement among (i) the Trust and the Authorized Participant for the Redemption of Baskets in exchange for the Delivery of the Total Basket Amount to a Liquidity Provider Account, (ii) the Sponsor and the Authorized Participant for the engagement by the Sponsor of a liquidity provider to receive the Total Basket Amount and (iii) the Sponsor and the Authorized Participant for the Delivery of the Cash Order Delivery Amount to the Authorized Participant on the Redemption Settlement Date, in each case pursuant to the terms of the Redemption Order and these Procedures. The Authorized Participant may submit an amended Redemption Order changing the number of Baskets to be redeemed no later than the Order Cutoff Time.

(ii) If a Redemption Order is rejected, the Transfer Agent shall send to the Authorized Participant (with a copy to the Custodian), via electronic mail message, as soon as reasonably practicable but no later than 2:30 p.m. (New York time) on the Order Date, a copy of the corresponding Redemption Order endorsed “Declined” by the Marketing Agent. A Redemption Order which is not properly completed will be deemed invalid and rejected by the Marketing Agent; the Authorized Participant may submit a corrected Redemption Order no later than the Order Cutoff Time. If the Marketing Agent rejects a Redemption Order pursuant to these Procedures or the Standard Terms, the Transfer Agent will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Redemption Order.

(e) The Transfer Agent shall provide a written summary to the Sponsor and the Custodian of all accepted Cash Orders for Redemption for such Order Date no later than 12:00

p.m. (New York time). Promptly following receipt of the written summary of accepted Redemption Orders pursuant to 3.02(d) above, the Sponsor shall notify a liquidity provider as soon as practicable thereafter.

(f) Except as provided in Section 3.02(i), each Redemption Order shall settle on the Redemption Settlement Date. In connection with settlement, by 12:00 p.m. (New York time) on the Redemption Settlement Date, or at such later date and time as the Transfer Agent and the Sponsor in their absolute discretion may agree in writing with the Authorized Participant, (i) the Baskets to be redeemed must be Delivered to the DTC account of the Transfer Agent by the Authorized Participant and (ii) the Total Basket NAV, less the Variable Fee, must be deposited in the Cash Account by the relevant liquidity provider at the instruction of the Sponsor.

(g) On the Redemption Settlement Date, or on such earlier date and time as the Transfer Agent in its absolute discretion may agree in writing with the Authorized Participant and the Sponsor, (i) the Sponsor Agent shall send the Cash Order Delivery Amount to the Authorized Participant, by wire to the account that the Authorized Participant shall have identified for such purpose in its Redemption Order, and (ii) the Transfer Agent shall cause the Trust to Deliver the Total Basket Amount to the Liquidity Provider Account, in each case no later than 4:30 p.m. (New York time) on the Redemption Settlement Date; provided that, by 12:00 p.m. (New York time) on the Redemption Settlement Date (i) the Authorized Participant has Delivered to the Transfer Agent’s account at DTC the total number of Baskets to be redeemed by such Authorized Participant pursuant to such Redemption Order and (ii) the Total Basket NAV, less the Variable Fee, shall have been deposited in the Cash Account by the relevant liquidity provider at the instruction of the Sponsor.

(h) In the event that on the Redemption Settlement Date, the Transfer Agent’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed in compliance with the provisions of Section 3.02(f) above, the Transfer Agent shall send to the Authorized Participant, the Sponsor and the Custodian via electronic mail message notice of such fact.

(i) The Transfer Agent and the Sponsor each agree not to treat such Redemption Order as a failed trade or a failed settlement provided that as soon as practicable between 4:00 p.m. and 6:00 p.m. (New York time) on the Redemption Settlement Date, the Authorized Participant shall wire the Collateral Amount to the Cash Account.

(ii) If the Authorized Participant fails to deposit the Collateral Amount in the Cash Account as provided in Section 3.02(h)(i) or the Transfer Agent’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed by 12:00 p.m. (New York time) on the Business Day following the Redemption Settlement Date, then the Sponsor and Transfer Agent may (A) deem the relevant Redemption Order as a failed trade and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, any liquidity provider, the Transfer Agent or the Custodian related to the pending Redemption Order or (B) complete such Redemption Order by (1) applying the Collateral Amount to the purchase, for the account of the Authorized Participant, of Shares, (2) crediting such Shares to the Transfer Agent’s account at DTC in satisfaction of the

Authorized Participant’s delivery obligations under such Redemption Order and (3) causing the Trust to deliver the Total Basket Amount to the relevant liquidity provider.

(iii) Notwithstanding the foregoing, if the Authorized Participant has deposited the Collateral Amount in accordance with the requirements of Section 3.02(h)(i) but the Transfer Agent’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed by 12:00 p.m. (New York time) on the Business Day following the Redemption Settlement Date, the Transfer Agent and the Sponsor may nonetheless agree not to treat such Redemption Order as a failed trade, provided that (i) if the U.S. dollar value of the Total Basket Amount exceeds the Collateral Amount, as determined using the Index Price on the previous Business Day, then by 6:00 p.m. (New York time) on such Business Day, the Authorized Participant deposits in the Cash Account an additional amount in U.S. dollars such that the amount in the Cash Account is equal to 115% of the U.S. dollar value of the Total Basket Amount, as determined using the Index Price on the previous Business Day and (ii) the Transfer Agent’s account at DTC shall have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed by 12:00 p.m. (New York time) on the following Business Day. If the Authorized Participant fails to deposit such excess amount in the Cash Account or the Transfer Agent’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed, the Sponsor and Transfer Agent may (A) deem the relevant Redemption Order as a failed trade and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, any liquidity provider, the Transfer Agent or the Custodian related to the pending Redemption Order or (B) complete such Redemption Order by (1) applying the Collateral Amount to the purchase, for the account of the Authorized Participant, of Shares, (2) crediting such Shares to the Transfer Agent’s account at DTC in satisfaction of the Authorized Participant’s delivery obligations under such Redemption Order and (3) causing the Trust to deliver the Total Basket Amount to the relevant liquidity provider.

(iv) If the Sponsor and the Transfer Agent deem the relevant Redemption Order a failed trade in accordance with Section 3.02(h)(ii) or Section 3.02(h)(iii), they shall promptly return the Collateral Amount (and any additional amount deposited pursuant to this Section 3.02(i)) by wire transfer to the Authorized Participant.

(v) (A) The Sponsor Agent shall send the Cash Order Delivery Amount to the Authorized Participant, by wire to the account that the Authorized Participant shall have identified for such purpose in its Redemption Order, and (B) the Transfer Agent shall cause the Trust to Deliver the Total Basket Amount to the Liquidity Provider Account, in each case on the date on which (1) the Authorized Participant has Delivered to the Transfer Agent’s account at DTC the total number of Baskets to be redeemed by such Authorized Participant pursuant to such Redemption Order and (2) the Total Basket NAV, less the Variable Fee, shall have been deposited in the Cash Account by the relevant liquidity provider at the instruction of the Sponsor, in each case, prior to 12:00 p.m. (New York time) on such date.

(i) The Transfer Agent shall under no circumstances wire the Cash Order Delivery Amount to the Authorized Participant until the Authorized Participant Delivers the corresponding number of Shares to the Transfer Agent.

(j) In the event that, upon notification by the Transfer Agent that the Shares have been Delivered, the Cash Account shall not have been credited with the Total Basket NAV, less any Variable Fee, from a liquidity provider at the direction of the Sponsor, the Transfer Agent shall send to the Authorized Participant, the Sponsor and the Custodian via electronic mail message notice of such fact. If the Redemption Order is deemed a failed trade, the Transfer Agent shall return the Shares to the Authorized Participant. The Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Transfer Agent, the Sponsor or the Custodian related to the pending Redemption Order for failure to Deliver the Total Basket NAV, less any Variable Fee, to the Cash Account.

(k) Once the Transfer Agent has received the Shares from the Authorized Participant pursuant to Section 3.02(h) or 3.02(i) above and the Total Basket NAV, less any Variable Fee, has been Delivered to the Cash Account, the Transfer Agent shall promptly (x) instruct (i) the Transfer Agent to cancel such Shares and (ii) the Custodian to Deliver the Total Basket Amount to the applicable Liquidity Provider Account. Notwithstanding anything to the contrary herein, upon the Delivery of the Total Basket Amount to the Liquidity Provider Account, whether pursuant to Section 3.02(h) or this Section 3.02(k), and without further action by any Person, the Shares comprising the corresponding Baskets shall be deemed irrevocably canceled and retired; provided that, notwithstanding the foregoing, the Transfer Agent shall take the further actions contemplated hereby to evidence such cancellation.

(l) The foregoing provisions notwithstanding, none of the Authorized Participant, the Trust, the Transfer Agent, the Sponsor nor the Custodian shall be liable for any failure or delay in making Delivery of Shares, Digital Assets or cash, as the case may be, in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems, including any failures or outages of the Digital Asset Network, affecting the Authorized Participant, the Sponsor, the Trust, the Transfer Agent, the Marketing Agent and the Custodian and similar extraordinary events beyond the Authorized Participant’s, the Sponsor’s, the Trust’s, the Custodian’s, the Marketing Agent’s or the Transfer Agent’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues as determined by the Transfer Agent in its sole discretion.

(m) Except as provided in Sections 3.02(e), 3.02(i) and the Standard Terms, none of the Transfer Agent, the Marketing Agent, the Sponsor nor the Custodian are under any duty to give notification of any defects or irregularities in any Redemption Order or the Delivery of the Shares, and shall not incur any liability for the failure to give any such notification.

(n) For the avoidance of doubt, the Trust shall not be liable to the Authorized Participant, the Transfer Agent, the Sponsor or any other party for actions taken or not taken in relation to Cash Orders for the Redemption of Shares other than a failure to deliver the Total Basket Amount to the Liquidity Provider Account upon receipt of Shares.

Section 3.03 Redemption of Shares Pursuant to Alternate Cash Orders. Unless otherwise specified by the Sponsor in writing, any Redemption of Shares pursuant to a Cash Order shall be executed as an Alternate Cash Order, which for the avoidance of doubt, shall only take place if approved by the Sponsor in writing in its absolute discretion and on a case-by-case basis. If accepted by the Sponsor, such Redemption of Shares shall take place only in compliance with the rules set forth in Section 3.02(a) through (c), and the following rules of this Section 3.03:

(a) Redemption Orders are accepted or rejected by the Marketing Agent. The Sponsor will determine if such Redemption Order will be a Variable Fee Cash Order or an Actual Execution Cash Order, which determination will be communicated to the Authorized Participant. The Marketing Agent will accept or reject a Redemption Order as soon as reasonably practicable following receipt of a properly completed Redemption Order but no later than 2:30 p.m. (New York time) on the Order Date.

(i) If a Redemption Order is accepted, the Transfer Agent shall send to the Authorized Participant (with a copy to the Custodian), via electronic mail message, as soon as reasonably practicable but no later than 2:30 p.m. (New York time) on the Order Date, a copy of the corresponding Redemption Order endorsed “Accepted” by the Marketing Agent. Prior to the transmission of the acceptance as specified above, an Alternate Cash Order for Redemption will only represent the Authorized Participant’s firm unilateral offer to (x) deposit Baskets for cancellation upon the Trust’s Delivery of the Total Basket Amount to a Liquidity Provider Account in exchange for (y) a Delivery by the Trust of cash to the Authorized Participant in an amount equal to the Cash Order Delivery Amount (as adjusted, if applicable, pursuant to clause (ii) of the final sentence of this Section 3.03(a)(i)), and will have no binding effect upon the Trust, the Transfer Agent or any other party. Following the transmission of the acceptance as specified above, a Redemption Order will be a binding agreement between the Trust and the Authorized Participant for the Redemption of Baskets in exchange for the Delivery of the Total Basket Amount to a Liquidity Provider Account, in each case subject to (x) the Trust being in simultaneous possession of (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (as defined below) (plus any Additional Redemption Cash), if applicable, in the Alternate Cash Account and such Baskets to be redeemed, (y) the Trust delivering the Total Basket Amount to the liquidity provider and (z) any remaining cash in the Alternate Cash Account attributable to such Cash Order being Delivered to the Authorized Participant, in each case pursuant to the terms of the Redemption Order and these Procedures. The Authorized Participant may submit an amended Redemption Order changing the number of Baskets to be redeemed no later than the Order Cutoff Time. For the avoidance of doubt, (i) in the event that, in connection with a Redemption Order that is effected as an Actual Execution Cash Order, the total cash proceeds Delivered to the Alternate Cash Account exceeds the Total Basket NAV (the amount of such excess, the “Additional Redemption Cash”), such excess cash shall promptly be Delivered to the Authorized Participant and (ii) in the event that, in connection with a Redemption Order that is effected as an Actual Execution Cash Order, the total cash proceeds Delivered to the Alternate Cash Account is less than the Total Basket NAV (the amount of such difference, the “Redemption Cash Shortfall”), the amount of cash to be Delivered to the Authorized Participant in connection with such Redemption Order shall be reduced by the amount of such Redemption Cash Shortfall.

(ii) If a Redemption Order is rejected, the Transfer Agent shall send to the Authorized Participant (with a copy to the Custodian), via electronic mail message, as soon as reasonably practicable but no later than 2:30 p.m. (New York time) on the Order Date, a copy of the corresponding Redemption Order endorsed “Declined” by the Marketing Agent. A Redemption Order which is not properly completed will be deemed invalid and rejected by the Marketing Agent; the Authorized Participant may submit a corrected Redemption Order no later than the Order Cutoff Time. If the Marketing Agent rejects a Redemption Order pursuant to these Procedures or the Standard Terms, the Transfer Agent will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Redemption Order and the Trust will promptly return to the liquidity provider all consideration tendered by the liquidity provider in respect of such rejected Redemption Order.

(b) The Transfer Agent shall provide a written summary to the Sponsor and the Custodian of all accepted Alternate Cash Orders for Redemption for such Order Date no later than 12:00 p.m. (New York time). Promptly following receipt of the written summary of accepted Redemption Orders pursuant to 3.03(a) above, the Sponsor shall notify a liquidity provider as soon as practicable thereafter.

(c) Except as provided in Section 3.03(g), each Redemption Order shall settle on the Redemption Settlement Date. In connection with settlement, by 12:00 p.m. (New York time) on the Redemption Settlement Date, or at such later date and time as the Transfer Agent and the Sponsor in their absolute discretion may agree in writing with the Authorized Participant, (i) the Baskets to be redeemed must be Delivered to the DTC account of the Transfer Agent by the Authorized Participant and (ii) (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable, must be deposited in the Alternate Cash Account by the relevant liquidity provider at the instruction of the Sponsor.

(d) On the Redemption Settlement Date, or on such earlier date and time as the Transfer Agent in its absolute discretion may agree in writing with the Authorized Participant and the Sponsor, (i) the Trust shall send the Cash Order Delivery Amount (less any Redemption Cash Shortfall) to the Authorized Participant, by wire to the account that the Authorized Participant shall have identified for such purpose in its Redemption Order, and (ii) the Transfer Agent shall cause the Trust to Deliver the Total Basket Amount to the Liquidity Provider Account, in each case no later than 4:30 p.m. (New York time) on the Redemption Settlement Date; provided that, by 12:00 p.m. (New York time) on the Redemption Settlement Date (i) the Authorized Participant has Delivered to the Transfer Agent’s account at DTC the total number of Baskets to be redeemed by such Authorized Participant pursuant to such Redemption Order and (ii) (A) in the case of a

Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable, shall have been deposited in the Alternate Cash Account by the relevant liquidity provider at the instruction of the Sponsor.

(e) In the event that on the Redemption Settlement Date, the Transfer Agent’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed in compliance with the provisions of Section 3.03(c) above, the Transfer Agent shall send to the Authorized Participant, the Sponsor and the Custodian via electronic mail message notice of such fact. The Sponsor and Transfer Agent may deem the relevant Redemption Order as a failed trade, and the Trust shall return (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable, to the relevant liquidity provider. The Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, any liquidity provider, the Transfer Agent or the Custodian related to the pending Redemption Order for failure to deliver the Baskets to the Transfer Agent’s account at DTC.

(f) In the event that, upon notification by the Transfer Agent that the Shares have been Delivered, the Alternate Cash Account shall not have been credited with (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable, from a liquidity provider at the direction of the Sponsor, the Transfer Agent shall send to the Authorized Participant, the Sponsor and the Custodian via electronic mail message notice of such fact. The Sponsor and Transfer Agent shall deem the relevant Redemption Order as a failed trade, and the Transfer Agent shall return the Shares to the Authorized Participant. The Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Transfer Agent, the Sponsor or the Custodian related to the pending Redemption Order for failure to Deliver (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable, to the Alternate Cash Account.

(g) The Transfer Agent shall under no circumstances wire the Cash Order Delivery Amount to the Authorized Participant until such time as (x) the Authorized Participant has Delivered the corresponding number of Shares to the Transfer Agent and (y) (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable, has been Delivered to the Trust (and the Trust and/or the Transfer Agent are in simultaneous possession of both).

(h) Once the Transfer Agent has received the Shares from the Authorized Participant pursuant to Section 3.03(e) above and (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable, has been Delivered to the Alternate Cash Account, the Transfer Agent shall promptly

(x) instruct (i) the Transfer Agent to cancel such Shares and Deliver (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable, to the Authorized Participant and (ii) the Custodian to Deliver the Total Basket Amount to the applicable Liquidity Provider Account. In the event that, by 12:00 p.m. on the Redemption Settlement Date, either (x) the Alternate Cash Account shall not have been credited with (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable, in compliance with the provisions of Section 3.03(c)(ii) above or (y) the Transfer Agent shall not have received the Shares from the Authorized Participant in compliance with the provisions of Section 3.03(c)(i) above, the Transfer Agent shall send to the Authorized Participant and the Sponsor via electronic mail message notice of such fact. The relevant Redemption Order shall be deemed a failed trade and the Trust will return (x) (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable, to the liquidity provider and/or (y) the Shares to the Authorized Participant, in each case to the extent received by the Trust.

(i) The foregoing provisions notwithstanding, none of the Authorized Participant, the Trust, the Transfer Agent, the Sponsor nor the Custodian shall be liable for any failure or delay in making Delivery of Shares, Digital Assets or cash, as the case may be, in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems, including any failures or outages of the Digital Asset Network, affecting the Authorized Participant, the Sponsor, the Trust, the Transfer Agent, the Marketing Agent and the Custodian and similar extraordinary events beyond the Authorized Participant’s, the Sponsor’s, the Trust’s, the Custodian’s, the Marketing Agent’s or the Transfer Agent’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues as determined by the Transfer Agent in its sole discretion.

(j) Except as provided in Sections 3.03(b), 3.03(e), 3.03(f) and the Standard Terms, none of the Transfer Agent, the Marketing Agent, the Sponsor nor the Custodian are under any duty to give notification of any defects or irregularities in any Redemption Order or the Delivery of the Shares, and shall not incur any liability for the failure to give any such notification.

(k) For the avoidance of doubt, the Trust shall not be liable to the Authorized Participant, the Transfer Agent, the Sponsor or any other party for actions taken or not taken in relation to Alternate Cash Orders for the Redemption of Shares other than a failure to deliver (1) the Total Basket Amount to the Liquidity Provider Account and (2) (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable, to the Authorized Participant, in each case, upon the

Trust’s receipt and simultaneous possession of (x) Shares and (y) (A) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or (B) in the case of an Actual Execution Cash Order, the Total Basket NAV less any Redemption Cash Shortfall (plus any Additional Redemption Cash), if applicable. The Sponsor and the Authorized participant hereby agree, as a condition to the participation in the consummation of any such Alternate Cash Order, (A) to fully (and without exception) exculpate the Trust with respect to, and to irrevocably waive any and all claims against the Trust or the Trust Estate arising from or in connection with, such Alternate Cash Order and (B) to fully indemnify and hold the Trust harmless, in each case as provided in clause (g)(2) of Section 9 of the Authorized Participant Agreement.

Section 3.04 Suspension or Rejection of Redemption of Shares. The Redemption of Shares, whether In-Kind Orders or Cash Orders, may be suspended or rejected under the circumstances specified in the Trust Agreement, these Procedures or the Standard Terms. If the Marketing Agent rejects a Redemption Order pursuant to these Procedures or the Standard Terms, the Transfer Agent or Sponsor will notify the Authorized Participant as soon as reasonably practicable and the Transfer Agent will promptly return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Redemption Order. If the Trust, Transfer Agent or Sponsor suspends the right to submit Redemption Orders pursuant to these Procedures or the Standard Terms, the Transfer Agent or Sponsor will notify the Authorized Participant as soon as reasonably practicable.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, [●], the Sponsor, Transfer Agent, have executed these Creation and Redemption Procedures as of the date set forth above.

[●], as Authorized Participant
By:
Name:
Title:

GRAYSCALE INVESTMENTS SPONSORS, LLC, as Sponsor
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Transfer Agent
By:
Name:
Title:

ANNEX I-A TO CREATION AND REDEMPTION PROCEDURES

FORESIDE FUND SERVICES, LLC, MARKETING
AGENT CSC DELAWARE TRUST COMPANY, TRUSTEE
CREATION/REDEMPTION ORDER
FORM
[TRUST]

CONTACT INFORMATION FOR ORDER EXECUTION:

Creation and Redemption Line: [●]

ALL ITEMS IN PART I MUST BE COMPLETED BY THE AUTHORIZED PARTICIPANT. THE MARKETING AGENT, THE TRANSFER AGENT AND/OR THE ADMINISTRATOR, IN THEIR DISCRETION, MAY REJECT ANY ORDER NOT SUBMITTED IN COMPLETE FORM OR CONTAINING AMBIGUOUS INSTRUCTIONS. CAPITALIZED TERMS USED BUT NOT DEFINED BELOW SHALL HAVE THE MEANING SET FORTH IN THE AUTHORIZED PARTICIPANT AGREEMENT.

I. TO BE COMPLETED BY THE AUTHORIZED PARTICIPANT

Date:		Time:	(ET)
Your Name:		Firm Name:
NSCC/DTC Participant Number:	/	Telephone Number:
Email Address:

Type of order (Check One): Creation Redemption

Settlement type (Check One): Digital Asset Cash

Select ETF for transaction (1 Basket = 10,000 Shares)

ETF NAME	TICKER	CUT-OFF	CREATION/ REDEMPTION SETTLEMENT DATE (T+[1][2])
[TRUST]	[TICKER]	3:59:59 p.m. (ET) for settlement in Digital Asset 1:59:59 p.m. (ET) for settlement in Cash

Please provide wire information below.

Bank Account No.
Beneficiary Account Name
ABA Routing No.
Swift Code

THIS TRANSACTION SHALL BE EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE TRUST’S CURRENT PROSPECTUS AND THE AUTHORIZED PARTICIPANT AGREEMENT

#of Baskets Transacted Number: __________ Number written out: ___________________ Order #: ___________ Authorized Person’s Signature __________________________________

II. TO BE COMPLETED BY MARKETING AGENT

This certifies that the above order has been:

 Accepted by the Marketing Agent  Rejected

This certifies that the above order will be executed as a:

 Variable Fee Cash Order (default if neither checked)  Actual Execution Cash Order

Date ____________ Time ________________ Authorized Person’s Signature ______________

ANNEX I-B TO CREATION AND REDEMPTION PROCEDURES ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex I-B shall govern use by Authorized Participant of the electronic order entry system for placing Creation Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Schedule I of the Authorized Participant Agreement. In the event of any conflict between the terms of this Annex I-B and Section 2.01 and 2.02 of the Authorized Participant Agreement with respect to the placing of Creation Orders and Redemption Orders, the terms of this Annex I-B shall control.

1. (a) Authorized Participant shall provide to The Bank of New York Mellon a duly executed authorization letter, in a form satisfactory to The Bank of New York Mellon, identifying those authorized persons who will access the System (the “Authorized Persons”). Authorized Participant shall notify The Bank of New York Mellon in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, and The Bank of New York Mellon shall promptly terminate such Authorized Person’s access to the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an Authorized Representative of Authorized Participant for the purpose of the Authorized Participant Agreement. Upon termination of the Authorized Participant Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to the System shall be immediately revoked.

2. The Bank of New York Mellon grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Creation Orders and Redemption Orders and otherwise communicating with The Bank of New York Mellon in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that The Bank of New York Mellon and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by The Bank of New York Mellon or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without The Bank of New York Mellon’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon The Bank of New York Mellon’s request.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of The Bank of New York Mellon. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce The Bank of New York Mellon’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE BANK OF NEW YORK MELLON AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Authorized Participant Agreement for any reason Authorized Participant shall return to The Bank of New York Mellon all copies of the Material which is in Authorized Participant’s possession or under its control, except to the extent required by applicable law or Authorized Participant’s commercially reasonable internal document retention, electronic backup or similar policies.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of The Bank of New York Mellon. The Bank of New York Mellon shall be entitled to rely on the information received by it from the Authorized Participant and The Bank of New York Mellon may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant previously notified The Bank of New York Mellon that the user IDs, passwords and codes for access to the System have been compromised or the Authorized Participant has properly revoked the authority of such Authorized Person pursuant to Section 2.03 of the Standard Terms.

5. The Bank of New York Mellon shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of The Bank of New York Mellon’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE BANK OF NEW YORK MELLON OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF THE BANK OF NEW YORK MELLON OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE BANK OF NEW YORK MELLON OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. The Bank of New York Mellon reserves the right to revoke Authorized Participant’s access to the System immediately and without notice upon any material breach by the Authorized Participant of the terms and conditions of this Annex I-B.

7. The Bank of New York Mellon shall acknowledge through the System its receipt of each Creation Order or Redemption Order communicated through the System, and in the absence of such acknowledgment The Bank of New York Mellon shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Creation Order or Redemption Order was received by The Bank of New York Mellon. The Bank of New York Mellon may in its discretion and with notice to the Authorized Participant decline to act upon any instructions or communications that are insufficient or incomplete or are not received by The Bank of New York Mellon in sufficient time for The Bank of New York Mellon to act upon, or in accordance with, such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that The Bank of New York Mellon may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

SCHEDULE II

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS

ARTICLE I ORDERS FOR PURCHASE AND REDEMPTION

Section 1.01. Authorization to Purchase and Redeem Baskets

Section 1.02. Procedures for Orders

Section 1.03. Consent to Recording

Section 1.04. Irrevocability

Section 1.05. Costs and Expenses

Section 1.06. Delivery of Property to the Trust and Shares Surrendered for Redemption

Section 1.07. Title to Deposit Property and Shares Surrendered for Redemption

Section 1.08. Certain Payments or Distributions

Section 1.09. Ambiguous Instructions

ARTICLE II AUTHORIZED REPRESENTATIVES

Section 2.01. Certification

Section 2.02. PIN Numbers

Section 2.03. Termination of Authority

Section 2.04. Verification

ARTICLE III STATUS OF THE AUTHORIZED PARTICIPANT

Section 3.01. Clearing Status

Section 3.02. Broker-Dealer Status

Section 3.03. Foreign Status

Section 3.04. Compliance with Certain Laws

Section 3.05. Authorized Participant Status

ARTICLE IV ROLE OF AUTHORIZED PARTICIPANT

Section 4.01. No Agency

Section 4.02. Rights and Obligations of DTC Participant

Section 4.03. Beneficial Owner Communications

Section 4.04. Authorized Participant Customer Information

ARTICLE V MARKETING MATERIALS AND REPRESENTATIONS AND WARRANTIES

Section 5.01. Representations of the Trust

Section 5.02. Representations of the Authorized Participant

Section 5.03. Prospectus

Section 5.04. Use of Authorized Participant’s Name

ARTICLE VI INDEMNIFICATION; LIMITATION OF LIABILITY

Section 6.01. Indemnification

ARTICLE VII LIABILITY PROVISIONS

Section 7.01. No Special Damages

Section 7.02. Force Majeure

Section 7.03. Reliance on Instructions

Section 7.04. Limited Liability

ARTICLE VIII MISCELLANEOUS

Section 8.01. Commencement of Trading

Section 8.02. Defined Terms

Section 8.03. Third-Party Beneficiaries

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS (the “Standard Terms”) dated as of [●] among: (i) [●], a company organized under the laws of [●] (the “Authorized Participant”); (ii) The Bank of New York Mellon, a New York banking corporation, as Transfer Agent for the Grayscale Digital Asset Trust (the “Transfer Agent”); and (iii) Grayscale Investments Sponsors, LLC, a Delaware limited liability company, as sponsor (the “Sponsor”) for the each Trust listed on Schedule V attached hereto and incorporated herein (each, the applicable “Trust” when referred to throughout the remainder of this Agreement), as the same may be amended from time to time by the Sponsor except as otherwise specified. Capitalized terms used in these Standard Terms and not otherwise defined herein have the meaning ascribed to them in the Creation and Redemption Procedures attached to the Authorized Participant Agreement as Schedule I (the “Procedures”).

ARTICLE I
ORDERS FOR PURCHASE AND REDEMPTION

Section 1.01. Authorization to Purchase and Redeem Baskets. Subject to the provisions of the Authorized Participant Agreement, during the term of the Authorized Participant Agreement the Authorized Participant will be authorized to purchase and tender for redemption Baskets in compliance with the provisions of the Trust Agreement, the Procedures and these Standard Terms.

Section 1.02. Procedures for Orders. Each party hereto agrees to comply with the provisions of the Trust Agreement, the Procedures and these Standard Terms to the extent applicable to it.

Section 1.03. Consent to Recording. The phone lines used by the Transfer Agent, the Custodian, the Sponsor and/or their affiliated persons may be recorded, and the Authorized Participant hereby consents to the recording of all calls with any of those parties; provided, that, the Transfer Agent shall use its reasonable efforts to provide the Authorized Participant with copies of such recordings upon the reasonable request of the Authorized Participant. The parties agree that either party may use such recordings in connection with any dispute or proceeding related to this Agreement. In the event that the Transfer Agent, the Custodian, the Sponsor or any of their affiliated persons becomes legally compelled to disclose to any third party any recording involving communications with the Authorized Participant, the Sponsor agrees to provide the Authorized Participant with reasonable advance written notice identifying the recordings to be so disclosed unless prohibited by applicable rule, law or order, together with copies of such recordings, so that the Authorized Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained or the Authorized Participant waives its right to seek such protective order or remedy, the Sponsor will use commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the recorded conversation. The Transfer Agent, the Sponsor or any of their affiliated persons shall not otherwise disclose to any third party any recording involving communications with the Authorized Participant without the Authorized Participant’s express written consent, except that the Transfer Agent and the Sponsor may disclose to any regulatory or self-regulatory organization with competent jurisdiction over Transfer Agent or Sponsor, as applicable, to the extent required by applicable rule or law, any recording involving communications with the Authorized Participant.

Section 1.04. Irrevocability. The Authorized Participant agrees that delivery to the Transfer Agent of an Order shall be irrevocable, provided that the Transfer Agent will reject any Order that is not completed in accordance with the Procedures. In the event that the Creation or Redemption of Baskets is suspended by the Transfer Agent or the Sponsor and such suspension affects any Order submitted by the Authorized Participant, the Transfer Agent or Sponsor, as applicable, will notify the Authorized Participant as soon as reasonably practicable of such suspension. The Sponsor agrees to undertake commercially reasonable efforts to accommodate any request by the Authorized Participant to cancel a previously placed Order if such Order has not yet been accepted, but the Sponsor shall have no liability for the Trust’s inability to accommodate such a request. The Trust, the Sponsor and the Transfer Agent will promptly return to the Authorized Participant upon cancellation or rejection of an Order all consideration, including any Shares, Digital Asset or other consideration tendered by the Authorized Participant, in respect of such cancelled or rejected Order to the extent reasonably practicable.

Section 1.05. Costs and Expenses. The Authorized Participant shall be responsible for the expenses and costs incurred by the Trust that can be directly attributable to Orders submitted by the Authorized Participant other than ordinary course expenses and costs which are reimbursed through payment of the fee contemplated in Sections 2.01(h) and 2.02(h) of the Procedures. The Transfer Agent or the Sponsor shall provide the Authorized Participant with reasonably detailed information relating to such expenses and costs upon request by the Authorized Participant.

Section 1.06. Delivery of Property to the Trust and Shares Surrendered for Redemption.

(a) The Authorized Participant understands and agrees that in the event Deposit Property in connection with an In-Kind Order for Creation is not transferred to the Trust, or Shares are not delivered to the Transfer Agent by the applicable Settlement Date in connection with any Redemption Order, in compliance with the Procedures and these Standard Terms, and, in each case, the Authorized Participant does not deposit the Collateral Amount pursuant to the Procedures, the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Transfer Agent or the Custodian related to any such Order. The Authorized Participant will not, however, be responsible for damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Transfer Agent or the Custodian related to such Orders to the extent the failure to transfer Deposit Property in connection with a Cash Order for Creation, in the case of a Creation Order, or Shares, in the case of a Redemption Order, to the Trust is due to the negligence, bad faith or reckless or willful misconduct of the Transfer Agent, the Sponsor, a liquidity provider or the Custodian or if such failure arises from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God, such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems, including any failures or outages of the Digital Asset Network, affecting the Authorized Participant, or similar extraordinary events beyond the Authorized Participant’s control. In the event of any such delay, the time to complete Delivery in respect of a Creation Order or Redemption Order will be extended for a period equal to that during which the inability to perform continues as determined by the Transfer Agent in its sole discretion. Upon the deposit of Digital Assets by the Authorized Participant or any AP Designee, the Authorized Participant represents and warrants that (i) the Authorized Participant (or its AP Designee) is duly authorized to make such deposit of Digital Assets and (ii) at the time of Delivery, the Digital Assets are free and clear of any lien, pledge, encumbrance, right, charge or claim.

(b) The Sponsor understands and agrees that in the event Deposit Property is not transferred to the Trust by a liquidity provider at the Sponsor’s direction in connection with a Cash Order for Creation, in compliance with the Procedures and these Standard Terms, the liquidity provider will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Transfer Agent or the Custodian related to any such Order. The Sponsor will not, however, be responsible for damages, losses, costs and expenses incurred by the Trust, the Authorized Participant, the Transfer Agent or the Custodian related to such Orders to the extent the failure to transfer Deposit Property to the Trust is due to the negligence, bad faith or reckless or willful misconduct of the Transfer Agent, the Authorized Participant or the Custodian or if such failure arises from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God, such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems, including any failures or outages of the Digital Asset Network, affecting the Sponsor, or similar extraordinary events beyond the Sponsor’s control. In the event of any such delay, the time to complete Delivery in respect of a Creation Order will be extended for a period equal to that during which the inability to perform continues as determined by the Transfer Agent in its sole discretion.

Section 1.07. Title to Deposit Property and Shares Surrendered for Redemption. (a) The Authorized Participant represents and warrants to the Transfer Agent and the Sponsor that:

(i) in connection with each In-Kind Order for Creation, the Authorized Participant, as Depositor, will have the right and authority to transfer to the Trust the corresponding Deposit Property, and that upon delivery of such Deposit Property to the Custodian on the Creation Settlement Date, the Trust will acquire good and unencumbered title to such property, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims or transferability restrictions, whether arising by operation of law or otherwise; and

(ii) in connection with a Redemption Order, the Authorized Participant has reasonable grounds to believe that it or the Authorized Participant Client, as the case may be, will on the Redemption Settlement Date own (within the meaning of Rule 200 of Regulation SHO of the Exchange Act) the requisite number of Shares to be redeemed such that the Shares will be surrendered to the Transfer Agent on or prior to the Redemption Settlement Date. In either case, the Authorized Participant or the Authorized Participant Client, as the case may be, (i) has or will have the right and authority to surrender to the Transfer Agent for redemption on the Redemption Settlement Date the corresponding Shares, (ii) has or will have the right and authority to receive the entire proceeds of the redemption on the Redemption Settlement Date, and (iii) upon such surrender on the Redemption Settlement Date, the Trust will acquire good and unencumbered title to such Shares, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, transferability restrictions (whether arising by operation of law or otherwise), loan, pledge, repurchase or securities lending agreements or other arrangements affecting legal or beneficial ownership of such Shares being submitted for redemption which, under such circumstances, would preclude the delivery of such Shares to the Transfer Agent on the Redemption Settlement Date.

Section 1.08. Ambiguous Instructions. In the event that a Creation Order or Redemption Order contains terms that differ from the information provided in the related telephone call or email transmission, the Transfer Agent will use its commercially reasonable efforts to contact the Authorized Participant to request confirmation of the terms of the order at the telephone number indicated in the Creation Order or Redemption Order. If an Authorized Representative (as defined below) confirms the terms as they appear in the Creation Order or Redemption Order, then the order will be accepted and processed. If an Authorized Representative contradicts the terms of the Creation Order or Redemption Order, the order will be deemed invalid, and a corrected Creation Order or Redemption Order must be received by the Transfer Agent no later than the Order Cutoff Time. For the avoidance of doubt, notwithstanding the invalidation of the initial Creation Order or Redemption Order pursuant to this paragraph, a Creation Order or Redemption Order that is otherwise in proper form shall be deemed submitted at the time of its initial submission for purposes of determining when orders are deemed received. If the Transfer Agent makes a commercially reasonable effort to contact the Authorized Participant but is not able to contact an Authorized Representative by the Order Cutoff Time, then the Creation Order or Redemption Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Creation Order or Redemption Order contains terms that are illegible, the submission will be deemed invalid and the Transfer Agent will attempt to contact the Authorized Participant to request retransmission. A corrected Creation Order or Redemption Order must be received by the Transfer Agent, as applicable, no later than the Order Cutoff Time.

Section 1.09. Notwithstanding anything herein to the contrary, in the event that the Deposit Property to be delivered by the Authorized Participant in connection with any Creation Order or the Shares to be delivered by the Authorized Participant in connection with any Redemption Order are missing some of the required assets on the applicable settlement date for such Creation Order or Redemption Order, the Sponsor and the Transfer Agent agree not to treat such Creation Order or Redemption Order as a failed trade or a failed settlement provided that the Authorized Participant adheres to the remedial steps set forth in the Procedures.

ARTICLE II
AUTHORIZED REPRESENTATIVES

Section 2.01. Certification. Concurrently with the execution of the Authorized Participant Agreement, the Authorized Participant shall deliver to the Transfer Agent and the Marketing Agent a certificate in a form as attached at Schedule III to the Authorized Participant Agreement or in such other formats as may be mutually agreed to by the parties (an “Authorized Representative Certificate”) signed by the Authorized Participant’s Secretary or other duly authorized person setting forth the names, signatures, e-mail addresses and telephone numbers of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each an “Authorized

Representative”). Such certificate may be accepted and relied upon by each of the Transfer Agent and the Marketing Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until (i) receipt by the Transfer Agent and the Marketing Agent of a superseding Authorized Representative Certificate, or (ii) termination of the Authorized Participant Agreement. After such Authorized Representative Certificate is accepted by the Transfer Agent and the Marketing Agent, the Authorized Participant may authorize additional Authorized Representatives to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant by delivering to the Transfer Agent and the Marketing Agent an addendum to the certificate described above in a form as attached at Schedule IV to the Authorized Participant Agreement.

Section 2.02. PIN Numbers. The Transfer Agent shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Representatives. The Transfer Agent acknowledges and agrees that certain employees of the Authorized Participant, such as those who work in legal, compliance, risk management or other supervisory roles may have a reasonable need to know or may have incidental access to one or more PIN Numbers. The Authorized Participant may revoke the PIN Number at any time upon written notice to the Transfer Agent pursuant to Section 2.03 hereof, and the Authorized Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number or has or intends to use the PIN Number in an unauthorized manner. Except as otherwise provided in these Standard Terms, the Authorized Participant agrees that neither the Trust nor the Transfer Agent shall be liable for losses incurred by the Authorized Participant as a result of unauthorized use of the Authorized Participant’s PIN Number prior to the time when the Authorized Participant provides notice to the Transfer Agent of the termination or revocation of authority pursuant to Section 2.03 and the Transfer Agent has de-activated the PIN Number as provided for in Section 2.03 hereof.

Section 2.03. Termination of Authority. Upon the termination or revocation of authority of an Authorized Representative by the Authorized Participant or the revocation of a PIN Number by the Authorized Participant, the Authorized Participant shall (i) give, as promptly as practicable under the circumstances, written notice of such fact to the Transfer Agent and such notice shall be effective upon receipt by the Transfer Agent in accordance with the notice provisions herein; and (ii) request a new PIN Number. The Transfer Agent shall, as promptly as practicable, de-activate the PIN Number upon receipt of such written notice. If an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent.

Section 2.04. Verification. The Transfer Agent may assume that all instructions issued to it using the Authorized Participant’s PIN Number have been properly placed by Authorized Representatives, unless the Transfer Agent has actual knowledge to the contrary or the Authorized Participant has properly revoked such PIN Number prior to the placement of such instructions. The Transfer Agent shall have no duty to verify that an Order is being placed by an Authorized Representative that uses a valid PIN Number. The Authorized Participant agrees that the Transfer Agent shall not be responsible for any losses incurred by the Authorized Participant as a result of an Authorized Representative identifying himself or herself as a different Authorized

Representative or an unauthorized person identifying himself or herself as an Authorized Representative, unless such person uses a PIN Number which the Authorized Participant had previously revoked in accordance with Section 2.03 hereof or which was acquired through a breach of the Transfer Agent’s security system.

ARTICLE III
STATUS OF THE AUTHORIZED PARTICIPANT

Section 3.01. Clearing Status. The Authorized Participant represents, covenants and warrants that, as of the date of execution of the Authorized Participant Agreement, and at all times during the term of the Authorized Participant Agreement, the Authorized Participant is and will be entitled to use the clearing and settlement services of each of the national or international clearing and settlement organizations through which, in compliance with the Procedures, the transactions contemplated hereby will clear and settle. Any change in the foregoing status of the Authorized Participant shall terminate the Authorized Participant Agreement, unless otherwise agreed in writing by the parties, and the Authorized Participant shall give prompt written notice thereof to the Transfer Agent.

Section 3.02. Broker-Dealer Status. The Authorized Participant represents and warrants that it is (i) registered as a broker-dealer under the Exchange Act or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business to the extent so required by applicable law, and (iii) a member in good standing with FINRA. The Authorized Participant agrees that it will maintain such registration and membership in good standing and any other registrations, qualifications and membership in good standing applicable to it in full force and effect throughout the term of the Authorized Participant Agreement. The Authorized Participant further agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, to the extent such laws and regulations are applicable to the Authorized Participant’s transactions in, and activities with respect to, Shares, and with the FINRA By-Laws and the FINRA Conduct Rules to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares, and that it will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold. The Authorized Participant shall be solely responsible for determining the application of any such laws or regulations in all cases at its own expense.

Section 3.03. Foreign Status. If the Authorized Participant is offering and selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to meet the requirements of clauses (i) through (iii) of Section 3.02 hereof, the Authorized Participant agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made and to conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares.

Section 3.04. Compliance with Certain Laws. The Authorized Participant has policies and procedures reasonably designed to comply with the anti-money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “U.S.A. PATRIOT Act”), and the operations of the Authorized Participant are and have been conducted in compliance with the U.S.A. PATRIOT Act.

Section 3.05. Authorized Participant Status. The Authorized Participant understands and acknowledges that the method by which Baskets will be created and traded may raise certain issues under applicable securities laws. For example, because new Baskets of Shares may be issued and sold by the Trust on an ongoing basis, at any point a “distribution,” as such term is used in the Securities Act, may occur. The Authorized Participant understands and acknowledges that some activities on its part, depending on the facts, and based on certain possible interpretations of applicable law, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter as such term is defined in Section 2(a)(11) of the Securities Act and subject it to the prospectus delivery and liability provisions of the Securities Act.

ARTICLE IV
ROLE OF AUTHORIZED PARTICIPANT

Section 4.01. No Agency. The Authorized Participant acknowledges and agrees that, for purposes of the Authorized Participant Agreement, the Authorized Participant will have no authority to act as agent for the Trust or the Transfer Agent in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon reasonable request and reasonable notice, during normal business hours to consult with the Transfer Agent, the Custodian, the Sponsor or their designees concerning the performance of the Authorized Participant’s responsibilities under the Authorized Participant Agreement; provided, however, that the Authorized Participant shall be under no obligation to divulge or otherwise disclose any information that the Authorized Participant reasonably believes (i) the disclosure of which to third parties is in violation of any applicable law or regulation or is otherwise prohibited or (ii) is confidential or proprietary in nature.

Section 4.02. Rights and Obligations of DTC Participant. The Authorized Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Procedures.

Section 4.03. Beneficial Owner Communications. The Authorized Participant agrees (i) subject to any limitations arising under federal or state securities laws relating to privacy, or other obligations it may have to its customers, to assist the Transfer Agent or the Sponsor in determining certain information that the Authorized Participant may have in its possession regarding sales of Shares made by or through the Authorized Participant (including, without limitation, the ownership level of each beneficial owner relating to positions in Shares that the Authorized Participant may hold as record holder) upon the request of the Transfer Agent or the Sponsor that is necessary for the Transfer Agent or Sponsor to comply with their obligations to distribute information to beneficial owners of Shares under applicable state or federal securities laws and (ii) to forward to such beneficial owners written materials and communications received, directly or indirectly, from the Sponsor or the Transfer Agent in sufficient quantities to allow mailing thereof to such beneficial owners, including, without limitation, notices, annual reports, disclosure or other informational materials and any amendments or supplements thereto that may be required to be sent by the Sponsor or the Transfer Agent to such beneficial owners pursuant to applicable law or regulation or otherwise, or that the Sponsor or the Transfer Agent reasonably wishes to distribute to such beneficial owners, in each case at the expense of the Sponsor and/or the Trust.

Section 4.04. Authorized Participant Customer Information. The Sponsor and the Transfer Agent agree that the names and addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust, or the Transfer Agent, or any of their respective affiliates, shall use such names, addresses or other information for any purpose except as required for performance of their duties and responsibilities under the Authorized Participant Agreement, the Procedures, the Standard Terms, the Trust Agreement and the applicable Prospectus and except for servicing and informational mailings related to the Trust referred to in Section 4.03 above.

ARTICLE V
MARKETING MATERIALS AND REPRESENTATIONS AND WARRANTIES

Section 5.01. Representations of the Trust. The Sponsor hereby represents and warrants on behalf of the Trust:

(a) The Registration Statement will have become effective, and on the effective date of the Registration Statement (the “Effective Date”) and at each Time of Purchase, the Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement will be in effect and no proceedings for such purpose will be pending before or, to the Sponsor’s knowledge, threatened by the SEC.

The Registration Statement complies, or will comply when so filed, in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder, and the Prospectus complied, or will comply, as of its date, and complies at each Time of Purchase, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder. As of the Effective Date and as of each Time of Purchase, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its date or as of each Time of Purchase, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use therein.

No consent, approval, authorization, order, registration, qualification or other action of, or filing with, any federal, state, local or foreign governmental or regulatory authority, agency, body or court having jurisdiction over the Trust is required in connection with the issuance and sale of the Shares, except (i) such as have been obtained and made or will have been obtained and made under the Securities Act or the Exchange Act on or prior to the Creation of such Shares, (ii) approval of listing on NYSE Arca, (iii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and (iv) if required, exemptive relief from the SEC pursuant to Regulation M regarding the reinstatement of the Trust’s ability to redeem Shares.

(b) As of the Effective Date, the Trust will have all requisite corporate power and authority to execute, deliver and perform each of its obligations under this Agreement and issue the Shares. The Shares, when issued, will be in the form contemplated by the Trust Agreement and when delivered against payment of consideration therefor, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights. The Shares will be consistent with the descriptions thereof contained in the Prospectus.

(c) All marketing and promotional materials other than the Prospectus provided to the Authorized Participant by the Sponsor will comply in all material respects with applicable law, including, without limitation, the provisions of the Securities Act, FINRA’s marketing rules and the rules and regulations of the SEC.

(d) As of the Effective Date, the Shares will have been approved for listing on NYSE Arca; the Sponsor will comply, at all times during which this Agreement is in effect, with all applicable disclosure requirements in connection with its offering of the Shares, including, without limitation, those under the Securities Act and the rules of the SEC thereunder.

Section 5.02. Representations of the Authorized Participant. The Authorized Participant represents, warrants and agrees that, in connection with any sale or solicitation of a sale of Shares, it will not make, or permit any of its representatives to make on its behalf, any representations concerning Shares, the Trust or the Sponsor other than those not inconsistent with the Trust’s Prospectus or any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor or other information and materials filed by the Trust with the SEC or made available on any website controlled by the Sponsor or the Trust. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials concerning the Shares, the Trust or the Sponsor, including, without limitation, research materials, market color commentaries, training and educational materials, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), except such Marketing Materials as may be furnished to the Authorized Participant by the Sponsor and such other information and materials as may be approved in writing by the Sponsor. Notwithstanding the foregoing, the Authorized Participant and its Affiliates and representatives may, without the approval of the Sponsor, prepare and circulate in the regular course of their respective businesses research, reports, commentary or similar materials that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such reports, research, commentary or other similar materials comply with applicable FINRA rules and/or (ii) for internal use by the Authorized Participant and its Affiliates and representatives.

Section 5.03. Prospectus. The Sponsor will provide, or cause to be provided, to the Authorized Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request. The Sponsor will, as promptly as practicable under the circumstances, notify the Authorized Participant when a revised, supplemented or amended Prospectus for the Shares is available, and deliver or otherwise make available to the Authorized

Participant copies of such revised, supplemented or amended Prospectus at such time and in such quantities as may be reasonable to permit the Authorized Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to its customers. The Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Sponsor shall be deemed to have complied with this Section 5.03 when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail at [ ], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

Section 5.04. Use of Authorized Participant’s Name.

(a) The Sponsor agrees that it will not, without prior written consent of the Authorized Participant, use in advertising or publicity the name of the Authorized Participant or any affiliate of the Authorized Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by the Trust or the Sponsor has been approved or endorsed by the Authorized Participant or any of its affiliates or that the Authorized Participant acts as underwriter, distributor, marketing agent or selling group member with respect to the Shares.

(b) The Sponsor agrees not to identify or name the Authorized Participant in the Registration Statement, the Prospectus, any free-writing prospectus or in any Marketing Materials of the Trust, except as required by applicable law or regulation, and in no event shall identify the Authorized Participant as an underwriter in any communications, documentation, materials, or filings of the Trust without the Authorized Participant’s prior written consent, and provided that in all cases, the Sponsor shall provide advance written notice of such disclosure to the Authorized Participant and upon receipt of such notice, provided that the Authorized Participant has not previously consented in writing to such disclosure, the Authorized Participant may elect to terminate this Agreement in its sole discretion. If the Authorized Participant agrees to be identified in any such documents, upon the notification of termination of the Authorized Participant Agreement, the Sponsor shall promptly (i) file a current report on Form 8-K indicating the notification of withdrawal of the Authorized Participant as an authorized participant of the Trust and (ii) update the website of the Trust and any investment adviser of the Trust to remove any identification of the Authorized Participant as an authorized participant of the Trust. Further and for the avoidance of doubt, if the Authorized Participant agrees to be identified in any of such documents, the Trust and Sponsor each agree and acknowledge that the Authorized Participant is not intended to serve as an underwriter to the Trust by granting such consent.

ARTICLE VI
INDEMNIFICATION; LIMITATION OF LIABILITY

Section 6.01. Indemnification.

(a) The Authorized Participant shall indemnify and hold harmless the Sponsor, in its capacity as sponsor of the Trust, the Transfer Agent, the Trust and their respective Affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an “AP Indemnified Party”)

from and against any claim, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant (or its AP Designee) of any provision of the Authorized Participant Agreement that relates to the Authorized Participant, including the representations and warranties contained in the Procedures and these Standard Terms (together, the “Trust Documents”); (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Authorized Participant Agreement or Trust Documents; (iii) any failure by the Authorized Participant to comply with applicable laws, including, without limitation, rules and regulations of any regulatory or self-regulatory organizations in relation to its role as Authorized Participant; (iv) actions of such AP Indemnified Party taken in reliance upon any instructions issued or representations made in accordance with the Trust Documents reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant or any of their employees or agents or other representatives about the Shares or any AP Indemnified Party that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares, (B) any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading in any Marketing Materials to the extent that such statement or omission relates to the Shares or any AP Indemnified Party, unless such statement or omission was furnished to the Authorized Participant or otherwise approved in writing by the Sponsor, the Trust or any of their designees and (C) any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the Registration Statement or any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading in the Prospectus to the extent such statement or omission were based upon written information furnished to an AP Indemnified Party by the Authorized Participant specifically for use therein. The Authorized Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability which it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph, and shall not release it from such liability under this paragraph unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Authorized Participant of substantial rights and defenses. The Authorized Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Authorized Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it.

(b) The Sponsor shall indemnify and hold harmless the Authorized Participant, its Affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Sponsor Indemnified Party”) from and against any claim, loss, liability, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor (or its Sponsor Agent) of any provision of the Authorized Participant Agreement that relates to the Sponsor; (ii) any failure by the Sponsor to perform any of its obligations set forth in the Authorized Participant Agreement applicable to it; (iii) any failure on the part of the Sponsor to comply in all material respects with applicable laws, including, without limitation, rules and regulations of any regulatory or self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Authorized Participant Agreement; (iv) actions of such Sponsor Indemnified Party taken in reliance upon any instructions issued or representations made in accordance with the Authorized Participant Agreement, the Procedures, the Trust Agreement or these Standard Terms reasonably believed by the Sponsor Indemnified Party to be genuine and to have been given by the Sponsor; or (v) with respect to the Registration Statement, any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to the Prospectus and any Marketing Materials, any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading to the extent that such statement or omission relates to the Shares or the Trust, unless such statement or omission was furnished to the Sponsor or otherwise approved in writing by the Authorized Participant or any of their designees. The Sponsor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability which it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph, and shall not release it from such liability under this paragraph unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Sponsor of substantial rights and defenses. The Sponsor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Sponsor elects to assume the defense, the defense shall be conducted by counsel chosen by it. If the Sponsor does not elect to assume the defense of any suit, it will reimburse the Sponsor Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

(c) No indemnifying party, as described in paragraphs (a) and (b) above, shall, without the written consent of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party or Sponsor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party or Sponsor Indemnified Party, as the case may be.

(d) The Authorized Participant shall not be liable to any AP Indemnified Party for any damages arising out of (i) mistakes or errors in data provided in connection with Creations or

Redemptions except for data provided by the Authorized Participant, or (ii) mistakes or errors by, or arising out of interruptions or delays of communications with, the Transfer Agent or any AP Indemnified Party.

(e) The indemnification provided for in Section 6.01(a) shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of an AP Indemnified Party. The indemnification provided for in Section 6.01(b) shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of a Sponsor Indemnified Party.

(f) The indemnity agreements contained in this Section 6.01 shall remain in full force and effect and shall survive any termination of this Agreement. The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any proceeding against it and against any of their officers or directors in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the relevant Prospectus.

ARTICLE VII
LIABILITY PROVISIONS

Section 7.01. No Special Damages. In the absence of gross negligence, bad faith or willful misconduct, in no event shall any party to these Standard Terms be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

Section 7.02. Force Majeure. No party to these Standard Terms shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; failures or outages of the Digital Asset Network; accidents; labor disputes; acts of civil or military authority or governmental actions.

Section 7.03. Reliance on Instructions. Subject to Sections 2.02, 2.03 and 2.04, the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under these Standard Terms and upon any written or oral instruction, notice, request, direction or consent reasonably believed by it to be genuine.

Section 7.04. Limited Liability. In the absence of fraud, bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such, it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own fraud, bad faith, gross negligence or willful misconduct.

ARTICLE VIII
MISCELLANEOUS

Section 8.01. Commencement of Trading. The Authorized Participant may not submit an Order prior to the effectiveness of the Registration Statement, or amendment to the Registration Statement, filed with the Securities and Exchange Commission.

Section 8.02. Defined Terms. All capitalized terms used in these Standard Terms and not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement and the Procedures.

Section 8.03. Third-Party Beneficiaries. The parties acknowledge and agree that the Trust shall be a third-party beneficiary of the Authorized Participant Agreement, including, without limitation, as to Section 6.01(c) of these Standard Terms.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties have executed these Standard Terms as of the date set forth above.

[●], as Authorized Participant
By:
Name:
Title:

GRAYSCALE INVESTMENTS SPONSORS, LLC, as Sponsor
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Transfer Agent
By:
Name:
Title:

SCHEDULE III

FORM OF LIST OF CERTIFIED AUTHORIZED
REPRESENTATIVES OF THE AUTHORIZED
PARTICIPANT

The following are the names, titles, signatures, phone numbers, and email addresses of all persons (each, an “Authorized Representative”) authorized to give instructions relating to any activity contemplated by this Authorized Participant Agreement for the [TRUST] (the “Agreement”) or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Authorized Participant Agreement.

Authorized Participant:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Date:
Certified By:
Name:
Title:
DTC Participant Number:

III-69

SCHEDULE IV
ADDENDUM TO THE CERTIFICATE OF AUTHORIZED REPRESENTATIVES

[On Authorized Participant’s Firm Letterhead]

[DATE]

Attn:

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10007

Attn: Foreside Fund Services, LLC [●]

[●],

NY [●]

Re: Addendum to the Certificate of Authorized Representatives for [●] under the Authorized Participant Agreement for the [TRUST], sponsored by Grayscale Investments Sponsors, LLC, dated [DATE] (the “Agreement”)

Ladies and Gentlemen:

Pursuant to the Agreement, the following are the names, titles, signatures, phone numbers, and email addresses of additional Authorized Representatives of [●] (the “Authorized Participant”) authorized to give instructions relating to any activity contemplated by the Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Agreement. This list of Authorized Representatives is an addendum and adds further Authorized Representatives to the Authorized Participant’s most recently executed certificate (entitled “Certificate of Authorized Representatives of the Authorized Participant”).

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:
Signature:	Signature:
Phone:	Phone:
Email:	Email:

Please provide PIN numbers for such Authorized Representatives who are not already established in the Transfer Agent’s system.

The undersigned does hereby certify that the persons listed above have been duly authorized to act as Authorized Representatives pursuant to the Authorized Participant Agreement.

By:
Name:
Title:
Date:

SCHEDULE V

LIST OF TRUSTS

Trust	Trust Agreement	Digital Asset	Index
[•]	[•]	[•]	[•]